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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
PRINCIPAL FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2007

Dear Shareholder:

        You are cordially invited to attend the annual meeting of shareholders of Principal Financial Group, Inc., to be held on Tuesday, May 22, 2007, at 9:00 a.m., local time, at 711 High Street, Des Moines, Iowa.

        If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card are enclosed. If you received your annual meeting materials via e-mail, the e-mail contains voting instructions and links to the annual report and the proxy statement on the Internet, available at www.principal.com/proxy.

        The notice of annual meeting and proxy statement accompany this letter and provide an outline of the business to be conducted at the meeting. Also, I will report on the progress of the Company during the past year and answer shareholder questions.

        The Company encourages you to read this proxy statement and vote your shares. You do not need to attend the annual meeting to vote. You may complete, date and sign the enclosed proxy card and return it in the envelope provided, or vote by proxy using the telephone or through the Internet. Thank you for acting promptly.

Sincerely,

J. BARRY GRISWELL Chairman and Chief Executive Officer

PRINCIPAL FINANCIAL GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 22, 2007

        The annual meeting of shareholders of Principal Financial Group, Inc. (the "Company") will be held at 711 High Street, Des Moines, Iowa, on Tuesday, May 22, 2007, at 9:00 a.m., local time. The purposes of the meeting are to:

  1.
  Elect four Directors, each for a term of three years ending at the annual meeting to be held in 2010 or until their respective successors are elected and qualified;

  2.
  Ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2007; and

  3.
  Act on any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        These items are fully described in the proxy statement, which is part of this notice. The Company has not received notice of other matters that may be properly presented at the annual meeting.

        Only shareholders of record at the close of business on March 27, 2007, are entitled to vote at the meeting. It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote in one of the following ways:

•
By telephone, call the toll-free telephone number shown on the proxy card;

•
Through the Internet, visit the website noted on the proxy card; or

•
Complete, sign and promptly return the enclosed proxy card in the postage-paid envelope provided.

        Shareholders will need to register at the meeting and present photo identification to attend the meeting. If your shares are not registered in your name (for example, you hold the shares through an account with your stock broker), you will need to bring proof of your ownership of those shares to the meeting in order to register. You should ask the broker, bank or other institution that holds your shares to provide you with either a copy of an account statement or a letter that shows your ownership of Principal Financial Group, Inc. common stock on March 27, 2007. Please bring that documentation to the meeting to register.

By Order of the Board of Directors

JOYCE N. HOFFMAN Senior Vice President and Corporate Secretary
April 9, 2007

TABLE OF CONTENTS

Notice of the Annual Meeting of Shareholders
Questions and Answers about the Annual Meeting	1
Proposal One — Election of Directors	4
Corporate Governance	6
Majority Voting	7
Director Independence	7
Board Meetings	8
Corporate Code of Ethics	8
Board Committees	8
Audit Committee	10
Audit Committee Report	11
Nominating and Governance Committee	12
Human Resources Committee	12
Processes and Procedures for Executive Compensation	13
Human Resources Committee Interlocks and Insider Participation	14
Executive Committee	14
Directors' Compensation	14
Compensation Discussion and Analysis	16
Summary Compensation Table	24
Grants of Plan-Based Awards for Fiscal Year End December 31, 2006	25
Outstanding Equity Awards at Fiscal Year End December 31, 2006	27
Employment Agreements	28
Payments Upon Termination	28
Pension Benefits	29
Retirement Plan Information	29
Potential Retirement Payments Upon Termination Other Than a Change of Control	32
Change of Control Employment Agreements	34
Potential Payments Upon a Termination Following a Change of Control	37
Certain Relationships and Related Transactions	38
Proposal Two — Ratification of Appointment of Independent Auditors	39
Security Ownership of Certain Beneficial Owners and Management	40
Annual Report on Form 10-K	41

i

PROXY STATEMENT

PRINCIPAL FINANCIAL GROUP, INC.
711 HIGH STREET
DES MOINES, IOWA 50392-0100

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive this proxy statement?

        The Board of Directors ("Board") of the Principal Financial Group, Inc. ("Company") is soliciting proxies to be voted at the annual meeting of shareholders to be held on May 22, 2007 at 9:00 a.m., local time, at 711 High Street, Des Moines, Iowa, and at any adjournment or postponement of the meeting ("Annual Meeting"). When the Board asks for your proxy, it must send you a proxy statement that contains information required by law.

What is a proxy?

        It is your legal designation of another person to vote the stock you own. The other person is called a proxy. When you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. The Company has designated three of the Company's officers to act as proxies for the 2007 Annual Meeting: Michael H. Gersie, Executive Vice President and Chief Financial Officer, Joyce N. Hoffman, Senior Vice President and Corporate Secretary, and Karen E. Shaff, Executive Vice President and General Counsel.

What will the shareholders vote on at the Annual Meeting?

  •
  Election of Directors

  •
  Ratification of the appointment of independent auditors.

Will there be any other items of business on the agenda?

        The Company does not expect any other items of business because the deadline for shareholder proposals and nominations has passed. However, if any other matter should properly come before the meeting, the people authorized by the accompanying proxy will vote according to their best judgment.

Who can vote at the Annual Meeting?

        Shareholders as of the close of business on March 27, 2007 ("Record Date") can vote at the Annual Meeting.

How many votes do I have?

        You will have one vote for every share of the common stock of Principal Financial Group, Inc. ("Common Stock") you owned on the Record Date.

What constitutes a quorum?

        One-third of the outstanding shares of Common Stock as of the Record Date. On the Record Date, there were 267,433,474 shares of Common Stock issued and outstanding. A quorum must be present or represented before any action can be taken at the Annual Meeting, except an action to adjourn the meeting.

How many votes are required for the approval of each item?

  •
  The four nominees for Director who receive the most votes will be elected. A plurality of the shares voting is required for the election of Directors.

  •
  The ratification of the appointment of the independent auditor will be approved if the votes cast for the proposal exceed those cast against the proposal.

  •
  Abstentions and broker non-votes will be treated as being present at the meeting for the purpose of determining a quorum but will not be counted as votes.

What are Broker Non-votes?

        If your shares are held in a brokerage account, your broker will ask you how you want your shares to be voted. If you give your broker directions, your shares will be voted as you direct. If you do not give instructions, the broker may vote your shares on routine items of business, but not on others. The items of business the broker does not vote on are called "broker non-votes."

How do I vote by proxy?

        Shareholders of record may vote by mail, by telephone or through the Internet. When using these methods, you may vote for or withhold your vote from each of the director nominees. You may vote "for" or "against" the item or "abstain" from voting on ratification of the independent auditor.

        By Mail.    Sign and date each proxy card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you are signing as a representative (for example, as an attorney-in-fact, executor, administrator, guardian, trustee or an officer or agent of a corporation or partnership), indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

        By Telephone.    Follow the instructions on the proxy card, or, if you received these materials electronically, follow the instructions in the e-mail message that notified you of their availability. Voting by telephone has the same effect as voting by mail. If you vote by telephone, do not return your proxy card. Telephone voting will be available until 1:00 a.m. Central Time on May 22, 2007.

        Through the Internet.    You may vote on line at www.investorvote.com. Follow the instructions on the enclosed proxy card, or, if you received these materials electronically, follow the instructions in the e-mail message that notified you of their availability. Voting through the Internet has the same effect as voting by mail. If you vote through the Internet, do not return your proxy card. Internet voting will be available until 1:00 a.m. Central Time on May 22, 2007.

How do I vote shares that are held by my broker?

        If you own shares held by a broker, you may instruct your broker or other nominee to vote your shares by following the instructions that your broker provides to you. Most brokers offer voting by mail, telephone and through the Internet.

How do I vote in person?

        If you are going to attend the Annual Meeting, you may vote your shares in person. However, we encourage you to vote by mail, telephone or through the Internet even if you plan to attend the meeting.

How do I vote my shares held in the Company's 401(k) plan?

        You can vote your shares held in the Company's 401(k) plan by telling the trustees of the plan how you want them to vote. You can give the trustees instructions by following the directions in the email or on the voting instruction card you received from Computershare. These instructions will provide an Internet voting site and links where you can review all proxy materials. The trustees vote shares for which voting instructions are not received in their discretion.

How are shares held in the demutualization separate account voted?

        The Company became a public company on October 26, 2001, when Principal Mutual Holding Company converted from a mutual insurance holding company to a stock company (the "Demutualization") and the initial public offering of shares of the Company's Common Stock was completed.

        In connection with the Demutualization, the Company issued Common Stock to Principal Life Insurance Company ("Principal Life"), and Principal Life allocated this Common Stock to a separate account that was established to fund policy credits received as Demutualization compensation by certain employee benefit plans that owned group annuity contracts. Although Principal Life will vote these shares, the plans give Principal Life voting directions. A plan may give voting instructions by mail, telephone or through the Internet. Principal Life will vote the shares as to which it received no direction in the same manner, proportionally, as the shares in the Demutualization separate account for which it has received instructions.

Who counts the votes?

        Votes will be tabulated by Computershare Investor Services, LLC.

What happens if I do not vote on an issue when returning my proxy?

        You should specify your choice on each issue on the proxy. If no specific instructions are given, proxies that are signed and returned will be voted for the election of all Director nominees and for the ratification of Ernst & Young LLP as independent auditors.

What should I do if I want to attend the Annual Meeting?

        Please bring photo identification and the top portion of your proxy card with the heading "2007 Annual Meeting Admission Ticket" as evidence of your ownership of Common Stock as of March 27, 2007. Alternatively, a letter from your broker or bank or a photocopy of a current account statement will be accepted as evidence of ownership. A map of the location of the Annual Meeting is located on the admission ticket portion of your proxy card.

How do I contact the Board?

        The Company has a process for shareholders and other parties to send communications to the Board through the Presiding Director. You may contact the Presiding Director of the Board through the Investor Relations section of the Company's website at www.principal.com, or by writing to:

Presiding Director, c/o Joyce N. Hoffman, Senior Vice President and Corporate Secretary
Principal Financial Group
Des Moines, Iowa 50392-0300

        All e-mails and letters received will be categorized and processed by the Corporate Secretary and then forwarded to the Company's Presiding Director.

How do I submit a shareholder proposal for the 2008 Annual Meeting?

        The Company's next annual meeting is scheduled for May 20, 2008. In order to have a shareholder proposal considered for inclusion for the 2008 annual meeting, it must be received by December 11, 2007. In addition, a proposal may not be presented at the 2008 annual meeting and no one may be nominated for election to the Board at that meeting unless the Company receives notice of the proposal or nomination between January 23, 2008 and February 22, 2008. Proposals should be addressed to the Corporate Secretary. Your notice must comply with certain other requirements set forth in the Company's By-Laws, which are on the Company's website: www.principal.com, and may be obtained from the Corporate Secretary.

What is "householding?"

        We have adopted a procedure known as "householding," in which we send shareholders of record at the same address only one copy of the annual report and proxy statement unless we receive instructions from a shareholder requesting receipt of separate copies of these materials.

        If you are a shareholder who shares the same address as other Company shareholders and would like to receive a separate copy of this proxy statement or the annual report, please call 800-986-3343, select option 4 twice, or write to the Company's Investor Relations Department, Principal Financial Group, Des Moines, Iowa, 50392-0420 Attention: Lorna Wieskamp. Indicate which materials you want and the address to which they should be mailed.

        If you share the same address as multiple shareholders and would like the Company to send only one copy of future proxy statements, information statements and annual reports, please contact Computershare Investor Services, LLC at 866-781-1368, or write to it at P.O. Box 43078, Providence, RI 02940-3078.

Where can I receive more information about the Company?

        We file reports and other information with the Securities and Exchange Commission ("SEC"). This information is available on the Company's website at www.principal.com and at the Internet site maintained by the SEC at www.sec.gov. You may also contact the SEC at 1-800-SEC-0330.

        The Board urges you to exercise your right to vote by returning the enclosed proxy card, or by using the telephone or the Internet.

PROPOSAL ONE — ELECTION OF DIRECTORS

        The Board of Directors recommends that shareholders vote "for" all the nominees.

  Nominees for Class III Directors Whose Terms Expire in 2010

        The Board is divided into three classes. One class is elected each year to hold office for three years. At the 2007 Annual Meeting, four Directors will be elected to hold office until the annual meeting of shareholders in 2010 ("Class III Directors"). All of the nominees are currently Directors of the Company. David J. Drury is also a member of the Class of 2007, and is retiring from the Board at the 2007 Annual Meeting.

Michael T. Dan Age 56

        Mr. Dan has been a Director of the Company and Principal Life since May of 2006. He has served as Chairman, President and Chief Executive Officer of The Brink's Company, a leading global security services firm, since 1999. A search firm identified Mr. Dan as a potential Director candidate.

C. Daniel Gelatt, Ph.D. Age 59

        C. Daniel Gelatt has been a Director of the Company since 2001 and of Principal Life since 1988. Dr. Gelatt has been President of NMT Corporation, a computer software and microfilm service business, since 1986. He is also a director and President of these other Gelatt privately-owned companies: Advanced Marketing Concepts, Ltd., Elmwood Corporation, The Gelatt Corporation, Ginkgo, LLC, Gelatt Information Machines Corp. and Web-Rack LLC. He is a member of the LaCrosse Public Library Board and the Association for Computing Machinery. A Director of the Board in 1988 suggested Dr. Gelatt as a potential board candidate.

Sandra L. Helton Age 57

        Sandra L. Helton has been a Director of the Company and Principal Life since 2001. Ms. Helton was Executive Vice President and Chief Financial Officer of Telephone & Data Systems, Inc., a diversified telecommunications corporation, from 1998 through December 2006. She is a director of one other public company, Covance, Inc., a drug development services company. She is a director of Northwestern Memorial Health Care. A search firm identified Ms. Helton as a potential Director candidate.

Larry D. Zimpleman Age 55

        Larry D. Zimpleman has been a Director of the Company and Principal Life and President and Chief Operating Officer of the Company and Principal Life since June 2006. Prior to June of 2006, he was President, Retirement and Investor Services of the Company and of Principal Life, since December 2003, served as head of the Company's International Asset Accumulation business since January 2003, the U.S. Asset Accumulation business since February 2002, and was Executive Vice President of the Company and Principal Life since August 2001. Mr. Zimpleman is a trustee of Drake University.

  Class II Directors Whose Terms Expire in 2009

J. Barry Griswell Age 58

        J. Barry Griswell has been a Director of the Company since 2001 and of Principal Life since 1998, and Chairman and Chief Executive Officer of the Company and Principal Life since June of 2006. Prior to that, he had been Chairman, President and Chief Executive Officer of the Company since 2002, and President and Chief Executive Officer of Principal Life since 2000. He is a Chartered Life Underwriter, a Chartered Financial Consultant and a LIMRA Leadership Institute Fellow. Mr. Griswell is also a director of Herman Miller, Inc., a public company that is an office furnishings designer and manufacturer. He is a trustee of Central College and of Berry College. He is Chairman of the Business Committee for the Arts and a board member of the Business Roundtable. He is a trustee of the United Way of America board, and Chair of the United Way of America National Tocqueville Council. He is Chairman of the Board of the Company and Principal Life.

Richard L. Keyser Age 64

        Richard L. Keyser has been a Director of the Company and Principal Life since 2002. Mr. Keyser has served as Chairman and Chief Executive Officer of W.W. Grainger, Inc., an industrial distributor of products used by businesses to maintain, repair and operate their facilities, since 1997. Mr. Keyser is a director of two other public companies: W. W. Grainger, Inc. and Rohm and Haas Company, a global specialty materials company. He is a director of Evanston Northwestern Healthcare — Research Institute and the National Merit Scholarship Foundation. He is a trustee for the John G. Shedd Aquarium and the Field Museum of Natural History. He is an Advisor for the Grainger Center for Supply Chain Management, University of Wisconsin-Madison, the Kellogg School of Management, Northwestern University, and the Division of the Physical Sciences, University of Chicago.

Arjun K. Mathrani Age 62

        Arjun K. Mathrani has been a Director of the Company and Principal Life since 2003. Mr. Mathrani teaches courses in finance and banking at New York University's Stern School of Business, at St. John's University, New York, and at Cambridge University's Judge Institute of Management. In 1998, Mr. Mathrani was the Chief Executive Officer of ING Barings in London. He retired from Chase Manhattan Bank in 1997, where he served as Chief Financial Officer between 1994 and 1996. Prior to that, he was Chase's Corporate Treasurer and served in a number of senior international positions with Chase. Mr. Mathrani is a member of the Global Association of Risk Professionals.

Elizabeth E. Tallett Age 58

        Elizabeth E. Tallett has been a Director of the Company since 2001 and of Principal Life since 1992. Ms. Tallett has been a Principal of Hunter Partners, LLC, which provides management services to developing life sciences companies, since July 2002. She was Chief Executive Officer of Marshall Pharmaceuticals, Inc., a specialty pharmaceutical company, from November 2000 until January 2003, and was President and Chief Executive Officer of Dioscor Inc., a biopharmaceutical firm, from 1996 until July 2003. She is a director of five other public companies: Coventry Health Care, Inc., a managed health care company; Immunicon, Inc., a specialty diagnostics company; IntegraMed America, Inc., a health services management company; Varian, Inc., a supplier of scientific instruments; and Varian Semiconductor Equipment Associates, Inc., a company that manufactures semiconductor equipment. She is also a director of the Biotechnology Council of New Jersey.

Therese M. Vaughan, Ph.D. Age 50

        Therese M. Vaughan has been a Director of the Company and Principal Life since November of 2005. Dr. Vaughan is the Robb B. Kelley Distinguished Professor of Insurance and Actuarial Science at Drake University. From 1994-2004, Dr. Vaughan served as the Iowa Insurance Commissioner, and was President of the National Association of Insurance Commissioners in 2002. Dr. Vaughan represents the American Academy of Actuaries at the Solvency and Regulation Committees of the International Actuarial Association, is a director of the Insurance Marketplace Standards Association and the National Council on Compensation Insurance. She is a member of the Board of Trustees of the American Institute for Chartered Property Casualty Underwriters and a director of Endurance Specialty Holdings Ltd., a public company that is a global provider of specialty lines property and casualty insurance and reinsurance.

  Class I Directors Whose Terms Expire in 2008

Betsy J. Bernard Age 51

        Betsy J. Bernard has been a Director of the Company since 2001 and of Principal Life since 1999. Ms. Bernard was President of AT&T from October 2002 until December 2003. Prior to October 2002, she was Chief Executive Officer of AT&T Consumer since April 2001. Ms. Bernard is also a director of two other public companies: URS Corporation, an engineering design services firm, and BearingPoint, Inc., a company providing business consulting, systems integration and managed services.

Jocelyn Carter-Miller Age 49

        Jocelyn Carter-Miller has been a Director of the Company since 2001 and of Principal Life since 1999. Ms. Carter-Miller is President of TechEdVentures, a firm that develops and manages charter schools and community-based programs. Ms. Carter-Miller was Executive Vice President and Chief Marketing Officer of Office Depot, Inc. from February 2002 until March 2004. Prior to that time, Ms. Carter-Miller was Corporate Vice President and Chief Marketing Officer of Motorola, Inc. from February 1999 until February 2002. She is a board member of the Association of National Advertisers, the University of Chicago Women's Business Advisory Group, Smart School Charter Middle School and the Coral Springs Museum of Art.

Gary E. Costley, Ph.D. Age 63

        Gary E. Costley has been a Director of the Company and Principal Life since 2002. Dr. Costley is a co-founder and managing director of C&G Capital Management, LLC, which provides capital and management to health, medical and nutritional products and services companies. He was Chairman and Chief Executive Officer of International Multifoods Corporation, a manufacturer and marketer of branded consumer food and foodservice products, from November 2001 until June 2004. He is a director of three other public companies: Pharmacopeia Drug Discovery, Inc. and Accelrys, Inc., companies that specialize in technology-based products and services that improve and accelerate drug discovery and chemical development, and Prestige Brand Holdings, Inc., a company that develops and markets over-the-counter drugs, household cleaning products and personal care items.

William T. Kerr Age 65

        William T. Kerr has been a Director of the Company since 2001 and of Principal Life since 1995. Mr. Kerr was Chairman and Chief Executive Officer of Meredith Corporation, a media and marketing company from January 1998 to June 2006. He is currently Chairman of Meredith Corporation. He is a director of three other public companies: Meredith Corporation, Whirlpool Corporation, a manufacturer of household appliances, and Interpublic Group of Companies, Inc., a global marketing and communications company. He is a Trustee of Oxford University Press and of Harvard Business School Publishing.

Director Transitions

        David J. Drury has announced his retirement from the Board effective at the 2007 Annual Meeting. Charles S. Johnson and Federico F. Peña retired from the Board at the 2006 Annual Meeting.

CORPORATE GOVERNANCE

        The business of the Company is managed under the direction of the Board. The Board selects and oversees management and provides advice and counsel to the Chief Executive Officer ("CEO"). The Board reviews and discusses the strategic direction of the Company, and monitors the Company's performance against goals the Board and management establish.

        The Board has appointed an independent Director to act as Presiding Director when it is important that the independent Directors act independently of the Chairman of the Board, who is also the Company's CEO. The Board regularly reviews the effectiveness of this shared leadership. Dr. Gelatt is the current Presiding Director and Ms. Tallett is the current Alternate Presiding Director. On May 21, 2007, Ms. Tallett will be the Presiding Director and Ms. Bernard will be the Alternate Presiding Director.

        The responsibilities of the Presiding Director are to:

  •
  lead the Board in its executive sessions;

  •
  review and give directions on agendas for Board meetings;

  •
  provide advice to the CEO; and

  •
  take action on input from the independent Directors as necessary, and when the Chairman of the Board is unable to act.

        The independent Directors and Mr. Drury held at least one executive session at each regularly-scheduled Board meeting and the independent Directors held four executive sessions in 2006. All executive sessions are led by the Presiding Director.

        The charters of the Audit, Human Resources and Nominating and Governance Committees, the Corporate Governance Guidelines and the Corporate Code of Ethics are available on the Company's website at www.principal.com. This information may also be obtained from the Corporate Secretary.

Majority Voting

        Currently, a plurality of the shares voting is required for the election of the Company's Directors. At the time of the Annual Meeting, the Board plans to approve an amendment of the Company's By-Laws to adopt a majority voting standard for uncontested Director elections.

Director Independence

        The Board determines at least annually whether each Director is independent. In making this determination, the Board reviews the Director Independence Standards it has adopted. These Standards are set forth below, and are available on the Company's website, www.principal.com.

        In order to be considered independent, a Director must not:

  1.
  Be an employee of the Company or have been an employee of the Company within the past three years, or have an immediate family member who is an executive officer of the Company or has been an executive officer of the Company within the past three years;

  2.
  Have received, or have an immediate family member who is an executive officer who has received, in any twelve month period within the last three years, more than $100,000 in direct compensation from the Company, other than Director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  3.
  Be an employee or partner of a firm that is the Company's internal or external auditor; or have an immediate family member who is a partner of such a firm, or has been employed by such a firm and who participates in that firm's audit, assurance or tax compliance practice; or be or have an immediate family member who, within the past three years, has been, a partner or employee of such firm and personally worked on the Company's audit within that time;

  4.
  Be, or in the past three years have been, or have an immediate family member who is, or in the past three years has been, an executive officer of another company where any of the Company's present executives at the same time serves or served on that company's compensation committee;

  5.
  Be an employee, or have an immediate family member who is an executive officer of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues; or

  6.
  Be an executive officer of a tax-exempt organization that, within the preceding three years, received contributions from the Company in any fiscal year exceeding the greater of $1 million or 2% of the tax-exempt organization's consolidated gross revenues.

        Further, in order to be considered independent, members of the Audit Committee must not receive any compensation from the Company, either directly or indirectly, except for compensation received for service as a member of the Board and Board committees.

        The Board's determinations regarding the independence of its members shall be disclosed as required by law and applicable regulation.

        A Director's "immediate family" includes the Director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the Director's home.

        In its annual review of Director independence, the Board considers all commercial, banking, consulting, accounting, charitable and other relationships a Director may have with the Company and its subsidiaries. The Board made these determinations for each Director in February 2007, based on:

  •
  A review of relationships and transactions between Directors or their immediate family members and the Company, its subsidiaries and executive officers;

  •
  Questionnaires completed by each current Director regarding any relationships or transactions that could affect the Director's independence;

  •
  The Company's review of its purchasing, investment and customer records; and

  •
  Recommendations of the Nominating and Governance Committee.

        Based on this information and the standards set forth above, the Board has determined that the following Directors are independent: Ms. Bernard, Ms. Carter-Miller, Dr. Costley, Mr. Dan, Dr. Gelatt, Ms. Helton, Mr. Johnson, Mr. Kerr, Mr. Keyser, Mr. Mathrani, Mr. Peña, Ms. Tallett and Dr. Vaughan. Seventy-eight percent of the Company's current Directors are independent.

        The Board concluded that two of the 13 independent Directors had no relationship with the Company, except as Directors. The other Directors had the following relationships with the Company that were not considered material to the Company or to the other companies, organizations or Directors involved in the transactions. This conclusion was based on the amount paid for the goods and services, the nature of the goods and services and a review of the terms and conditions of the transactions, or employment relationship.

  •
  Transactions entered into in the ordinary course of business with companies for which the Director is a director or executive officer that provided goods or services to, purchased goods or services from, or had an investment transaction with, the Company or its subsidiaries (Ms. Bernard, Dr. Costley, Mr. Dan, Dr. Gelatt, Ms. Helton, Mr. Kerr, Mr. Keyser, Ms. Tallett and Dr. Vaughan);

  •
  Directors who own products offered by a subsidiary of the Company (Ms. Bernard, Dr. Gelatt, Ms. Helton, Mr. Johnson, Mr. Kerr, Ms. Tallett and Dr. Vaughan);

  •
  Directors who are affiliated with a tax-exempt organization as a trustee or employee to which the Company's charitable foundation made a contribution (Dr. Vaughan);

  •
  Directors who have an immediate family member who is an employee of a subsidiary of the Company (Dr. Vaughan).

Board Meetings

        The Board held six meetings in 2006, and each of the Directors then in office attended at least 75 percent in the aggregate of the meetings of the Board and the standing committees of which the Director was a member. The annual meeting of shareholders is scheduled on the same day as the regular meeting of the Board in the second quarter to enable the Directors to attend. In 2006, all of the Directors attended the annual meeting except Mr. Johnson and Mr. Peña, whose Board service ended at that meeting.

Corporate Code of Ethics

        Each Director and officer of the Company has certified compliance with the Corporate Code of Ethics.

Board Committees

        Only independent Directors may serve on the standing Board Committees: the Audit Committee, Human Resources Committee and Nominating and Governance Committee. Committee members and selection of committee chairs are recommended to the Board by the Nominating and Governance Committee, in consultation with the Chairman of the Board. The Committees review their charters and evaluate their performance annually. Charters of the Audit, Human Resources and Nominating and Governance Committees are available on the Company's website, www.principal.com.

Committee Membership

Director	Audit Committee	Human Resources Committee	Nominating and Governance Committee	Executive Committee	Strategic Issues Committee(1)
Betsy J. Bernard			Chair	X(2)
Jocelyn Carter-Miller	X(3)		X(3)		Chair
Gary E. Costley		X
Michael T. Dan		X
David J. Drury				X(4)
C. Daniel Gelatt	X(5)	X(5)		X
J. Barry Griswell				Chair
Sandra L. Helton	X				X
Charles S. Johnson	X(6)
William T. Kerr		Chair		X
Richard L. Keyser			X
Arjun K. Mathrani	Chair(7)				X
Federico F. Peña			X(8)
Elizabeth E. Tallett	Chair(9)	X		X
Therese M. Vaughan	X				X
Larry D. Zimpleman

(1)
The Strategic Issues Committee is an ad hoc committee of the Board of Directors that has the primary planning responsibility for the Board of Directors' annual strategic retreat.

(2)
Ms. Bernard will join the Executive Committee on May 21, 2007.

(3)
Ms. Carter-Miller served on the Audit Committee until May 2006, when she became a member of the Nominating and Governance Committee.

(4)
Mr. Drury will retire from the Board on May 22, 2007.

(5)
Dr. Gelatt will move from the Human Resources Committee to the Audit Committee on May 21, 2007.

(6)
Mr. Johnson retired from the Board on May 16, 2006.

(7)
Mr. Mathrani will become Chair of the Audit Committee on May 21, 2007.

(8)
Mr. Peña retired from the Board on May 16, 2006.

(9)
Ms. Tallett will become a member of the Human Resources Committee on May 21, 2006.

Audit Committee

        The Audit Committee is responsible for:

  •
  appointment, termination, compensation and oversight of the Company's independent auditor;

  •
  reviewing and reporting to the Board on the audit and non-audit activities of the independent auditor;

  •
  approving all audit engagement fees and pre-approval for any non-audit engagement and compensation of the independent auditor consistent with the Company's Policy on Auditor Independence;

  •
  reviewing audit plans and results; and

  •
  reviewing and reporting to the Board on accounting policies and legal and regulatory compliance.

        The Committee meets at least quarterly with:

  •
  financial management;

  •
  the internal auditor;

  •
  independent auditor;

  •
  the Company's Chief Financial Officer; and

  •
  the Company's General Counsel.

        The Committee reviews its charter and evaluates its performance annually. The Committee held seven meetings in 2006.

        The Board has determined that all members of the Audit Committee are financially literate. The Board has also determined that Ms. Helton and Mr. Mathrani are "financial experts" as defined by the Sarbanes-Oxley Act.

        Ms. Tallett currently serves on audit committees for more than three publicly-traded companies. The Board has determined that such service does not impair her effectiveness on the Company's Audit Committee.

Audit Committee Charter

        The Audit Committee operates pursuant to a charter approved by the Board that was last amended by the Board on May 16, 2006. The charter sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Audit Committee to the independent auditor, the internal auditor and management of the Company.

AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements for the fiscal year ended December 31, 2006, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Committee has discussed with Ernst & Young LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards ("SAS") 61 (Communication with Audit Committees). SAS 61, as amended, requires the independent auditor to provide the Committee with additional information regarding the scope and results of its audit of the Company's financial statements, including with respect to (i) the independent auditor's responsibility under generally accepted auditing standards, (ii) significant accounting policies, including a discussion of their quality, not just their acceptability, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

        The Committee has received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company that in its professional judgment may reasonably be thought to bear on independence. The Committee has discussed with Ernst & Young LLP its independence and Ernst & Young LLP has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

        The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC. The Committee has also approved, subject to shareholder ratification, the reappointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2007.

        As specified in the Audit Committee charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of the Company's independent auditor and management. In giving our recommendation to the Board, the Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditor with respect to such financial statements.

Elizabeth E. Tallett, Chair Sandra L. Helton Arjun K. Mathrani Therese M. Vaughan

Nominating and Governance Committee

        The Nominating and Governance Committee recommends to the Board:

  •
  Director candidates; and

  •
  Board committee assignments and service as Presiding Director and Alternate Presiding Director.

        The Committee also reviews and reports to the Board on:

  •
  Director independence;

  •
  performance of individual Directors, and oversees the process for the annual self-evaluations of the Board and committees of the Board;

  •
  the content of the Company's Corporate Code of Ethics;

  •
  Director compensation; and

  •
  adequacy of the Company's Corporate Governance Guidelines.

        The Committee held four meetings in 2006.

Director Candidates Recommended by Shareholders

        The Committee will consider shareholder recommendations for Directors sent to the Nominating and Governance Committee, c/o the Corporate Secretary. The Committee will evaluate Director candidates nominated by shareholders in the same manner it evaluates Director candidates identified by the Committee, management and search firms.

        The Committee is responsible for assessing the appropriate mix of skills and characteristics for Board members in the context of the current make-up of the Board and the needs of the Company. The Committee assesses personal and professional ethics, integrity and values along with expertise that is useful to the Company and complementary to the background and experience of other Directors. It is important that the Board includes Directors who are CEOs or retired CEOs and who have financial management or accounting experience. Diversity of the Board is also a valued objective. The following competencies are also sought: strategic orientation, results-orientation and comprehensive decision-making.

        The Board has a mandatory retirement policy that provides that a Director's term shall not extend beyond the annual meeting following the Director's 70th birthday.

Human Resources Committee

        The Human Resources Committee has responsibility for:

  •
  evaluating the performance of the CEO and determining his compensation;

  •
  determining compensation for all Executives. "Executives" are employees at the levels of Senior Vice President and above;

  •
  acting on management's recommendations for salary and supplemental employee compensation policies for all other employees;

  •
  administering the Company's Annual Incentive Plan, Incentive Pay Plan ("PrinPay Plan"), Long-Term Performance Plan and 2005 Stock Incentive Plan, and other compensation plans that provide compensation to Executives;

  •
  acting on management's recommendations that require Director action for all employee pension and welfare benefit plans; and

  •
  overseeing executive management and succession planning.

        The Committee has the sole authority to retain and terminate executive compensation consulting firms to advise the Committee. The Committee held six meetings in 2006.

Processes and Procedures for Determination of Executive Compensation

        The Human Resources Department of Principal Life provides support to the Committee. In addition, the Committee engaged Frederic W. Cook and Co., Inc. as its independent compensation consultant to advise the Committee on compensation program design, the components of the Company's executive compensation program, and the amounts the Company should pay its Executives. The independent compensation consultant also provides the Committee with information on executive compensation trends, best practices and advice for potential improvements to the executive compensation program. Frederic W. Cook and Co., Inc. also advises the Nominating and Governance Committee on the design of the compensation program for non-employee Directors, reports information on director compensation trends and best practices, and provides advice for potential improvement to the compensation plan for Directors. Frederic W. Cook and Co., Inc. does not advise management, receives no compensation from the Company other than for its work in advising these board committees, and maintains no other economic relationships with the Company.

        Every other year, the independent compensation consultant performs an extensive review of the Company's total executive compensation program as well as each element of executive compensation, including benefits and perquisites. The first step in that process is for the consultant to gain a current understanding of the Company's executive compensation objectives through dialogue with the Committee, the CEO and Human Resources Department staff.

        As part of the process of assessing the effectiveness of the Company's compensation programs, Frederic W. Cook and Co., Inc. receives input from Executives and interacts as necessary with the Chairman and CEO, the General Counsel and the Senior Vice President of Human Resources regarding the Company's strategic goals and the manner in which the compensation plans should support these goals.

        The independent consultant and the Committee review and refine the Company's executive compensation philosophy, and also review the executive compensation practices of the peer group of companies the Company uses to compare its executive compensation practices (the "Peer Group"). (See Page 17 for a list of companies in the Peer Group.) The independent consultant provides research and makes recommendations to the Committee regarding changes in the design of the Company's executive compensation program and the elements and levels of compensation for specific Executives. The recommendations are based on the Company's executive compensation philosophy, compensation trends, the Company's financial performance relative to the Peer Group, the Company's needs for executive talent, the reasonableness of the cost to the Company, the implications for creation of shareholder value and other best practices in executive compensation.

        Annually, the Committee reviews a tally sheet of the dollar amounts of all executive compensation that is paid, deferred or accrued. The tally sheets include base salary, annual and long-term incentive compensation, outstanding equity awards, retirement benefits, perquisites and potential payments upon various termination scenarios for each of the Executives.

        In the years in which the independent compensation consultant does not perform an extensive compensation review, the Committee reviews its compensation philosophy and objectives and makes determinations on base salary and target award levels for Executives under the annual and long-term incentive compensation programs. These decisions are based, in part, on survey data provided by the Human Resources Department. The independent compensation consultant confirms the appropriateness of the data provided by the Human Resources Department.

        The Committee makes determinations on all aspects of compensation for each Executive and reports its actions to the Board of Directors. Under the Principal Financial Group 2005 Stock Incentive Plan ("2005 Stock Incentive Plan"), the Committee has delegated to the CEO the authority to make awards of stock options, restricted stock units, stock appreciation rights or performance share awards to sales agents ("Agents") and employees below the level of Executive. The CEO reports on his actions in this regard at the next regular Committee meeting. See Page 21 for more detail. The Committee has delegated administrative tasks to the plan administrators of various compensation plans, which are management committees or employees in the Human Resources Department.

        The Committee makes determinations on the base salaries and target award levels of the Executives under the incentive plans, taking into consideration the Executive's performance. Each February, the Chair of the Committee solicits input from the non-management Directors on the CEO's performance for the prior year. The CEO provides the Board with a self-evaluation of his performance relative to financial and strategic goals established with the Committee at the start of the year. The Committee conducts the performance review of the CEO at its

February meeting, and his compensation is based on this evaluation. The CEO provides the Committee with information on the performance of each of the other Executives, including the level of achievement with respect to that individual's pre-established goals for the year. The CEO makes recommendations to the Committee on the base salary, target award levels and actual awards for each Executive. The Committee reviews these recommendations and makes its determination, seeking the input and recommendations of its independent compensation consultant as appropriate.

Human Resources Committee Interlocks and Insider Participation

        Mr. Kerr, Dr. Gelatt, Mr. Johnson, Mr. Dan and Dr. Costley served on the Human Resources Committee in 2006. No member of the Human Resources Committee is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party.

Executive Committee

        The Executive Committee is made up of three independent Directors and Mr. Griswell and Mr. Drury, and generally acts only on matters specifically delegated to it by the Board and on matters of a routine nature. All actions of the Executive Committee must be approved by its independent members.

        The Executive Committee has all the authority of the Board in the management of the Company's business between Board meetings, except that it has no authority with respect to matters for which the Board has specifically directed otherwise or for certain matters set forth under law and in the Company's By-Laws. The Committee held two meetings in 2006.

DIRECTORS' COMPENSATION

        The Nominating and Governance Committee reviews the Director compensation program every other year. Frederic W. Cook and Co., Inc. serves as a consultant to the Nominating and Governance Committee on Director compensation. The Nominating and Governance Committee uses the same Peer Group for Director compensation as is used for executive compensation. See Page 17 for a list of the companies in the Peer Group. Directors serve on the Boards of the Company, Principal Life and Principal Financial Services, Inc.

        Directors who are also Company officers do not receive any remuneration for their services as members of the Board or Board Committees. For non-employee Directors, the Company's philosophy is to provide competitive compensation to attract and retain high-quality Directors. The Board believes that a substantial proportion of Director compensation should be in the form of equity to help align Directors' interests with the interests of shareholders.

Director Fees

Annual Retainers(1)
Board	$60,000(2)
$85,000 in restricted stock units ("RSUs")(3)
Committee Chairs
Audit	$15,000
Human Resources and Nominating & Governance	$10,000
Other Committees	$5,000
Presiding Director	$5,000
Attendance Fees
Board Meeting	$2,500(4)
Board Meeting via Telephone	$1,000
Committee Meeting	$1,300(5)
$1,500(6)
Committee Meeting via Telephone	$1,000

(1)
Retainer fees are paid twice per year, and the payments are for the 6-month period following the payment.

(2)
Effective November 27, 2006. Previously $45,000.

(3)
Effective May 22, 2007. Previously $75,000.

(4)
Per day.

(5)
If on the day of or day prior to a Board meeting.

(6)
If held other than on the day of or day prior to a Board meeting.

Deferred Compensation

        Directors may defer the receipt of their retainers and attendance fees under the Deferred Compensation Plan for Non-Employee Directors of Principal Financial Group, Inc. This Plan provides four investment options: phantom units tied to the Company's Common Stock, the Principal Investors Partners LargeCap Blend I Preferred Fund, the Principal Investors Real Estate Securities Preferred Fund and the Principal Investors Bond & Mortgage Securities Preferred Fund.

Directors' Stock Ownership Guidelines

        In August of 2006, the Board adopted a guideline that Directors own an amount of Company stock equal to five times their annual cash retainer as of the later of five years of adoption of the guideline or five years after joining the Board. Ownership of common stock, RSUs and phantom stock units count toward this guideline.

Other

        Directors are reimbursed for travel and other necessary business expenses incurred in the performance of their services for the Company, and they are covered under the Company's Business Travel Accident Insurance Policy and Directors' and officers' insurance coverage. Principal Life has a Directors' Charitable Matching Gift Program, and matches the charitable gifts up to an annual aggregate amount for each Director of $6,000 per calendar year. Starting in 2006, Directors may also receive a match for gifts to the United Way up to $10,000. These matching contributions are available during a Director's term and for three years thereafter. Directors who make gifts that Principal Life matches receive no financial benefit from the matching gift because Principal Life receives the charitable contribution tax deductions for the matching gifts.

Perquisites

        Some Directors' spouses or partners accompany them to the annual Board strategic retreat. The Company pays for their expenses and for some amenities for Directors and their spouses or partners at the retreat, including some meals and social events. In addition, Directors may purchase Principal Investors Funds mutual funds at net asset value, as may employees. The total value of these perquisites is less than $10,000 per Director.

        The following table summarizes the compensation paid to non-employee Directors in 2006.

Fees Earned by Directors in 2006

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Betsy J. Bernard	$86,450	$76,907	$163,357
Jocelyn Carter-Miller	$88,450	$76,907	$165,357
Gary E. Costley	$79,450	$76,907	$156,357
Michael T. Dan	$72,150	$48,029	$120,179
David J. Drury	$74,250	$89,923	$164,173
C. Daniel Gelatt	$86,450	$89,923	$176,373
Sandra L. Helton	$77,150	$89,923	$167,073
Charles S. Johnson	$29,800	$32,125	$61,925
William T. Kerr	$91,450	$76,907	$168,357
Richard L. Keyser	$71,150	$80,154	$151,304
Arjun K. Mathrani	$83,450	$80,154	$163,604
Federico F. Peña	$29,800	$41,894	$71,694
Elizabeth E. Tallett	$98,450	$80,154	$178,604
Therese M. Vaughan	$85,450	$85,657	$171,107

(1)
Retainer payments are made twice per year, and the payments are for the 6-month period following the payment.

(2)
Represents the 2006 FAS123R-related cost for RSU awards. The grant date fair value of the RSUs granted in 2006 was $76,888 for each of the Directors except Mr. Johnson and Mr. Peña, who did not receive grants in 2006.

        As of December 31, 2006, each Director had the following aggregate number of outstanding RSUs, including additional RSUs as the result of dividend equivalents, and options:

Name	Options	RSUs
Betsy J. Bernard	7,820	3,455
Jocelyn Carter-Miller	7,820	5,051
Gary E. Costley	7,820	3,455
Michael T. Dan		1,465
David J. Drury	7,820	7,311
C. Daniel Gelatt	7,820	7,311
Sandra L. Helton	7,820	3,833
William T. Kerr	7,820	5,051
Richard L. Keyser	7,820	6,917
Arjun K. Mathrani	3,820	6,119
Elizabeth E. Tallett	7,820	6,917
Therese M. Vaughan		2,221

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Objectives

        The executive compensation program is designed to support the following strategic and human resource objectives:

  1.
  Attract and retain talented executives who have the necessary experience and skills to do their jobs successfully;

  2.
  Tie the delivery of executive compensation to the achievement of the Company's(1) short- and long-term financial and strategic goals;

(1)
The Company has no employees, and all Company Executives are employed and paid by Principal Life.

3.
Create commonality of interest between executives and shareholders;

4.
Maximize the financial efficiency of the program from tax, accounting, cash flow and share dilution perspectives; and

5.
Support important corporate governance principles and comply with established best practices.

Compensation Philosophy and Design Principles

        In support of the objectives described above executive compensation is provided as base salary, annual and long-term incentives, benefits and perquisites.

        The Committee strongly believes that executive compensation should be highly performance-based. In support of this belief, the Committee has determined that annual compensation — base salary and annual bonuses — should be delivered in cash and that long-term incentive compensation should be stock-based. The resulting mix of cash and equity-based compensation enables the Company to attract highly skilled executives, tie the delivery of annual and long-term incentive compensation to the achievement of annual and multi-year financial and strategic objectives, and create strong alignment between executive and shareholder interests.

        To ensure sufficient focus on achieving financial and strategic objectives, create strong retention incentive and hold senior management most accountable for changes in shareholder value, the portion of total compensation attributable to variable pay in the form of annual bonus and equity-based compensation increases directly with an Executive's role and responsibility. Because equity compensation creates the strongest alignment between management and shareholder interests, the Committee believes that it should constitute at least as large a portion of total compensation package as annual cash, and for several Executives, is a substantially greater component of overall compensation.

        The Committee recognizes that compensation is a cost borne by shareholders and strives to ensure that financial inefficiencies are eliminated to the greatest extent possible. This objective is directly supported by delivering a large portion of the total compensation in the form of variable cash and equity-based incentives in which expense varies based on the degree to which underlying performance objectives are achieved. The design of performance share awards, which are a major component of our long-term incentive program, reflects the fact that variable performance awards payable in stock are expensed based on the value of the stock at the time of grant (i.e., changes in the underlying value of the stock that occur after grant are generally not required to be recognized in determining the total expense) and compensation expense is incurred only to the extent that the underlying performance goals are achieved. The Company voluntarily began expensing stock options in 2002. The resulting change in financial efficiency of options relative to other forms of equity compensation was a major factor in the decision to reduce the percentage of long-term incentive compensation that is delivered in the form of stock options and increase the emphasis on performance shares. The cash flow and dilutive implications associated with the incentive plans are also considered by the Committee, and a biennial study is conducted by the Committee's independent consultant to ensure that total share dilution and the economic costs attributable to long-term incentives are budgeted at a reasonably competitive and affordable level.

        The Committee also considers the tax implications associated with each form of compensation. Specifically, the Committee intends that annual bonuses and long-term incentive compensation qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code ("IRC"), which enables the Company to claim a federal income tax deduction for compensation paid to the five Executives named in the Summary Compensation Table on Page 24 ("Named Executive Officers") in excess of $1 million per year. Compensation plans have also been designed to avoid causing the Executives to incur the additional taxes that may be imposed on deferred compensation pursuant to Section 409A of the IRC.

Review of Executive Compensation

        Each year, the Human Resources Committee reviews the total compensation paid to the Named Executive Officers by reviewing compensation reports, called tally sheets. The tally sheets include the dollar value of base salary, annual and long-term incentive compensation, deferred compensation, outstanding equity awards, benefits, perquisites and potential payments upon various termination scenarios. The findings from this analysis are considered by the Committee when making decisions for changes in compensation and in the design of the incentive plans and the indirect compensation arrangements, such as benefits and perquisites.

        With the assistance of its independent consultant, the Committee biennially reviews the executive compensation practices of a Peer Group of twelve public, similarly sized, diversified financial services, insurance and asset management companies. These companies are: Allmerica, CIGNA, Franklin Resources, Genworth Financial, Hartford Financial Services, Jefferson-Pilot(2), Lincoln National, Manulife, MetLife, Nationwide, Prudential Financial and Sun Life Financial. The Committee targets compensation for the Named Executive Officers at the median of the compensation of the named executive officers at the Peer Group companies. Target compensation may be more or less than the median compensation amount when warranted by individual or corporate performance, and actual realized compensation fluctuates above or below target based on both individual executive performance and the performance of the Company as measured by operating results and changes in shareholder value. The Committee reviews the Company's performance against the performance of the Peer Group companies to confirm that the Company's compensation is reasonable relative to its financial performance. The performance measures reviewed by the Committee include: revenue growth, return on average equity, total shareholder return, and earnings per share growth.

        In addition to the analysis of direct compensation relative to the industry-specific Peer Group, the Committee annually examines data from published surveys produced by third parties(3). The Company's non-cash benefit programs are compared with over 100 diversified financial services companies from across the country. This is a larger group than the Peer Group because the information is used in designing and evaluating our broad-based employee benefit programs. At least biennially, benefit programs are also compared against those of local employers in Des Moines, Iowa, due to the Company's significant employee concentration in that location.

(2)
Jefferson Pilot merged with Lincoln National in April of 2006.

(3)
The surveys used are the Towers Perrin Diversified Insurance Study of Executive Compensation, the Towers Perrin Financial Services Industry Executive Compensation Database and the McLagan Partners Investment Management Survey.

Base Salary

        Base salary creates a secure level of guaranteed compensation for Executives and enables the Company to attract and retain highly skilled executives while simultaneously creating an affordable level of fixed expense. Salaries are intended to be competitive with the market for comparably talented executives, and individual rates vary above and below the market median. When determining base salary for each executive, the Committee considers the Peer Company median for comparable executive positions and responsibilities and those rates among other diversified financial services companies, the Executive's proficiency in a specific role, the Executive's work experience, the importance of the position to the Company, how difficult it would be to replace the Executive, and the Executive's performance.

        Performance reviews are conducted annually to determine whether the Executive met individual performance goals, as well as how the Executive performed relative to corporate competencies such as collaboration, personal effectiveness and focusing and executing. Reviews are conducted prior to March, and salary increases, if any, generally take effect the first pay period in March of each year. Salary may also be reviewed at other times, such as when an Executive is promoted or has a significant change in responsibilities. Increases in base pay are tied to the Executive's performance and market data.

Annual Incentive Pay

        The annual incentive awards for Named Executive Officers are made under the Principal Financial Group, Inc. Annual Incentive Plan ("Annual Incentive Plan"), which was approved by shareholders at the 2004 Annual Meeting. It is designed to ensure that annual bonuses meet the performance-based compensation rules under Section 162(m) of the IRC. The Named Executive Officers are the only participants in the Annual Incentive Plan. Maximum aggregate awards under the Annual Incentive Plan for the Named Executive Officers are capped at 2% of the Company's Operating Income. "Operating Income" means, for each annual Performance Period, the income from continuing operations of the Company before income taxes, minus net realized/unrealized gains/losses, in each case as reported in the Company's audited consolidated financial statements for the Performance Period, prepared in accordance with GAAP. The maximum amount payable to each participant, expressed as a percentage of 2% of the Company's Operating Income, is determined as follows:

  •
  40% for the CEO;

  •
  20% for the second highest paid Named Executive Officer; and

  •
  13% for each other Named Executive Officer.

        The actual amount payable as annual incentive for each of the Named Executive Officers is determined by the Committee, which can reduce, but not increase, the maximum awards determined by the above-referenced formula.

        The Committee may reduce the maximum awards determined under the Annual Incentive Plan to ensure that actual payouts reflect the performance of the Executive and the Company and are reasonable relative to competitive market rates. A variety of factors are used by the Committee in determining whether to reduce the awards, including the Executive's performance under the Company's broad-based employee annual incentive plan ("PrinPay"). Performance goals under PrinPay include financial, operational and other strategic initiatives. Consistent with the operation of PrinPay, the Committee establishes corporate and individual goals for Mr. Griswell, Mr. Zimpleman and Mr. Gersie, who have overall corporate responsibilities, and establishes corporate, business unit and individual goals for other Executives who have more direct business unit responsibilities. To assist the Committee in determining the amount of an award under the Annual Incentive Plan for a given Named Executive Officer, the amount that would be payable to the Executive under PrinPay is calculated by multiplying the Executive's target award, which is expressed as a percentage of salary, by the corporate and, where appropriate, business unit score, which result is then further adjusted by the Executive's individual performance score. The Committee uses these calculations and other factors to decide how to reduce the maximum awards possible under the Annual Incentive Plan to determine the actual amounts paid.

        For 2006, the Committee approved the following target awards (if all goals are 100% achieved) for Named Executive Officers as a percentage of base salary and the maximum awards for achieving performance above target.

Named Executive Officer	Target Award	Maximum Award
Griswell	150%	450%
McCaughan	250%	750%
Zimpleman	125%	375%
Aschenbrenner	100%	300%
Gersie	75%	225%

        In January of 2006, the Committee decided that a single measure — achievement of a stated level of Operating Earnings for the total organization — would determine Company performance for PrinPay for 2006. "Operating Earnings" is a financial measure commonly used in the financial services industry. Operating Earnings are determined by adjusting GAAP net income available to common shareholders for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments not indicative of overall operating trends. Operating Earnings, computed in this manner, provide an indication of the performance of a company's normal, ongoing operations, which is important in understanding and evaluating financial conditions and results of operations on the same basis used by securities analysts. Business unit and individual goals support the achievement of the stated level of Operating Earnings as well as other financial, operational and strategic initiatives and objectives that are critical to the Company's success.

Long-term Incentive Compensation — General

        The long-term compensation program is designed to ensure that the interests of Executives are aligned with those of shareholders. The program is also designed so that realized compensation reflects both the degree to which multi-year financial and strategic objectives are achieved as well as changes in shareholder value. This is critical because the Company competes in a number of businesses in which long-term performance is especially important, such as retirement products, life insurance and asset management. The long-term incentive compensation program also encourages cooperation among Executives in pursuing corporate-wide goals.

        Through the long-term incentive compensation program, Named Executive Officers receive grants of performance shares and stock options. The target award opportunity for these grants (the amount that would be received if all goals were 100% achieved) for each Named Executive Officer is stated as a percentage of each Executive's base salary and is provided in the following table.

Named Executive Officer	Target Award Opportunity
Griswell	600%
Zimpleman	400%
Aschenbrenner	275%
McCaughan	275%
Gersie	225%

        The Committee uses the following factors to adjust the target award opportunity and determine the actual percentage of base salary to be awarded to each Executive ("Adjusted Target Award Opportunity"):

  •
  Current competitive market data;

  •
  the Executive's past performance;

  •
  the current compensation of the Executive;

  •
  retention issues/concerns; and

  •
  the importance of the Executive to the Company over the long term, and the Executive's performance relative to his or her peers within the Company.

        For Named Executive Officers, one-half of the Adjusted Target Award Opportunity is granted in performance share awards and one-half in stock options. Realized compensation may vary considerably above or below the Adjusted Target Award Opportunity based on operational and share price performance that occurs after grant.

Performance Share Awards

        Beginning with long-term incentive grants made in 2006, the Committee replaced RSUs, which vested based solely on continued service, with performance shares that vest based on both continued service and the achievement of certain financial objectives over a three-year period (with each three-year period beginning a "Performance Cycle"). Performance share awards are financially efficient, as both the benefit received by the Executive and the cost to the Company are dependent upon the Company achieving financial targets.

        The target number of shares for each Executive is determined by dividing the average stock price for the 20 trading days prior to the grant into the portion of each Executive's Adjusted Total Award Opportunity (50%) to be delivered in performance shares.

        At the end of the three-year Performance Cycle, the portion of the performance shares earned and paid in shares of Common Stock is determined by evaluating whether Company performance objectives were met or exceeded. The Company objectives are return on equity ("ROE") and earnings per share ("EPS"). For this purpose, ROE is a simple average of the ROE for each of the calendar years during the three-year performance period and EPS is the cumulative EPS during the same three-year period. If the ROE objective is not met, the performance shares will not be earned or paid out. If the ROE and EPS goals are achieved, the number of performance shares an Executive earns is determined using a scale based on the cumulative earnings per share. Depending on the actual ROE and EPS achieved, participants may earn between 0 and 200% of the target number of shares that were granted at the beginning of the Performance Cycle. To earn the performance shares, an Executive must remain continuously employed through the three-year period (with exceptions for death, disability and retirement). When combined with the Operating Income measure used in the Annual Incentive Plan, use of ROE and EPS for this portion of the long-term incentive ensures a balanced focus on both short-term and multi-year profitability as well as the efficient use of capital provided by shareholders. Refer to the narrative that accompanies the Grants of Plan-Based Awards Table for an additional description of the performance goals under the plan.

Stock Options

        The Committee uses stock options as part of the long-term incentive program because options are an effective way to link an Executive's compensation to changes in shareholder value.

        The number of stock options awarded to each Named Executive Officer in a given year is calculated by dividing the present value of one option into the portion of the Adjusted Target Award Opportunity (50%) to be delivered in options, using the Black-Scholes model (but adjusting for the possibility that some options may be forfeited because Executives may terminate their employment prior to the stock options vesting).

Timing of Stock Option Awards and Other Equity Incentives

        Annual grants of stock options and performance shares for the Company's executives are determined by the Committee at its February meeting, are granted that day, and the grant price for the options is the closing price of the stock on that day. The Company has not engaged in backdating options. Annual grants are made in February, as that is the first time the Board of Directors has a regularly-scheduled meeting after the financial results from the prior year have been finalized, and it is the beginning of the annual salary cycle, with salary changes being effective as of the first pay period in March of each year. Individual performance reviews are also completed during the same period each year. In addition, to be considered performance-based compensation under Section 162(m) of the IRC, the goals for performance shares must be set no later than 90 days after the start of the performance period, which is January 1, the beginning of the Company's fiscal year. The Company's performance goals are established at the Committee's meeting in January.

        The Committee has formalized its long-standing practices by adopting a policy regarding granting stock option and other equity awards. Under this policy, the grant date for all approved stock options and other stock-based awards shall never be earlier than the date of approval, and shall be:

  •
  for all annual awards, the date of approval by the Committee;

  •
  for new employees and promotions, the later of the date of approval or the employee's hire/promotion date;

  •
  in the event of an award connected with an established stock program, the later of the date of approval or the grant date established by the stock program; and

  •
  for any other awards, the date of approval.

        The exercise price for each stock option award is determined in accordance with the 2005 Stock Incentive Plan, which provides that options will have an exercise price no less than the fair market value of a share of Common Stock on the date on which the option is granted.

        The Committee has delegated authority to the CEO to make and administer certain awards under the 2005 Stock Incentive Plan between Committee meetings. This authority applies to new hires, promotions, retention, and performance recognition purposes, and is limited to individuals who are below the level of Senior Vice President and Agents. The CEO may award up to 10,000 shares per employee or Agent per year. The total annual allocation may not exceed 250,000 shares per year.

Stock Ownership Guidelines

        Executives are required to own stock in the Company to ensure their interests are aligned with the shareholders' interests. The ownership guidelines are based on multiples of salary: five times for the CEO, four times for the President and Chief Operating Officer and three times for Division Presidents and Executive Vice Presidents. Named Executive Officers must obtain the required level of stock ownership within five years of attaining their job level. All of the Named Executive Officers have achieved the required level of ownership, except Mr. Zimpleman, due to his recent promotion. The amount of stock ownership is determined by multiplying the shares or interests owned by the stock price at any given point in time. Categories of shares that are included in the calculation for determining whether an Executive meets the stock ownership guidelines include Common Stock; deferred stock-based units; interests in Common Stock held in Principal Life's 401(k) Plan; RSUs (vested and unvested); performance share units earned, whether paid in stock or deferred; and phantom-stock units under Principal Life's non-qualified 401(k) Plan ("Excess Plan").

Stock Holding Period

        Effective January 1, 2005, all Principal Financial Group, Inc. stock purchased by Principal Life officers through the Employee Stock Purchase Plan ("ESPP"), described below, is subject to a six-month holding period. This means that stock purchased by Principal Life officers through the ESPP may not be sold until six months after the purchase date.

Benefits

        The Named Executive Officers participate in Principal Life's broad-based employee benefits program. This includes a qualified pension plan and a 401(k) plan, group health and disability coverage, group life insurance, a discounted employee stock purchase plan, paid time off, and flexible spending account plans. Principal Life also offers non-qualified supplemental pension and savings plans. These benefits are offered to attract and retain talent within the organization and provide long-term financial security to employees.

        The Excess Plan allows Executives to save a percentage of their base pay and annual incentive pay on a tax-deferred basis over and above the limits in the qualified 401(k) plan. The non-qualified pension plan ("SERP") helps the Company attract mid-career Executives and retain Executives by providing competitive retirement benefits. The SERP is coordinated with the qualified pension plan and is designed to restore benefits that otherwise would accrue to Executives in the absence of Internal Revenue Service ("IRS") limitations on qualified pension plans and to target a replacement ratio of approximately 65% of average cash compensation, including Social Security benefits and the qualified and non-qualified pension plans. Refer to the narrative to the Pension Benefits Table for additional information about the SERP and the qualified pension plan.

        All benefits are reviewed every two to three years by the Management Resources Committee, which consists of the heads of the business units and support areas. The Management Resources Committee evaluates benefit levels and plan provisions, as well as the cost of the programs to the organization relative to the value they provide to employees. The plans are also reviewed for changes that may be required due to legislation or significant changes in market practice. Any changes in the broad-based retirement plans that impact the Executives are reviewed and approved by the Human Resources Committee.

        Effective January 1, 2006, Principal Life made several changes to the broad-based employee retirement program that affected all employees, and similar changes were also made to the corresponding Excess Plan and SERP. In general, the pension and SERP benefit formulas (both traditional and cash balance) were reduced and the 401(k) matching contribution was increased. Employees who were ages 47 or older with at least ten years of service on December 31, 2005, could elect to retain the prior benefit provisions under the qualified defined benefit retirement plan and the SERP, and forego receipt of the additional matching contribution offered by amendments to Principal Life's 401(k) and Excess Plans. The employees who elected to retain the prior benefit provisions are referred to as "Grandfathered Choice Participants." These changes were made to better align the pension and 401(k) plans with current market practice, while at the same time not adversely impacting more tenured employees within ten years of the plans' early retirement age.

        The value of the cash balance and traditional pension benefits in the pension and 401(k) plans are targeted to be, in the aggregate, slightly above the median of diversified financial services companies because a large portion of Principal Life's business centers on the sale of retirement products.

        The prior traditional pension plan benefit for Grandfathered Choice Participants has a market value well above the median and the prior 401(k) plan match for Grandfathered Choice Participants is below market median. These benefits, too, were originally designed to be slightly above market median to attract and retain employees. As retirement plans evolved in the marketplace, their value has changed, leading to the realignment with market in 2006.

        The ESPP offers most employees of Principal Life, its subsidiaries and affiliates the opportunity to purchase the Company's Common Stock at a 15% discount on uniform terms and conditions in accordance with requirements mandated by the IRC. This plan provides the maximum allowable benefit under current tax laws (which is above the market median) to promote Company stock ownership by employees and to align their interests with the interests of shareholders.

        All other benefits are targeted at market median in the aggregate, which supports Principal Life's benefit strategy and aids in attracting and retaining talent.

Change of Control and Separation Pay

        The Committee believes it is in the best interests of the Company and its shareholders to:

  •
  assure that the Company will have the continued service of its Executives;

  •
  reduce the distraction of these Executives that would result from the personal uncertainties caused by a pending or threatened change of control; and

  •
  encourage the Executives' full attention and dedication to the Company, and to provide the Executives with compensation and benefits arrangements upon a Change of Control that ensure that the expectations of the Executives will be satisfied and are competitive with those of similarly-situated businesses.

        All benefits provided to the Executives upon a Change of Control are paid after a Change of Control and termination of employment, except the current value of the Excess Plan and SERP. The current value of the Executive's Excess Plan and SERP will be paid upon a Change of Control to ensure that their value would not erode upon the sale of the Company.

        The Company has severance plans that cover employees whose employment is terminated by the Company due to a reorganization or reduction in the workforce. These plans provide severance payments and other benefits in an amount the Company believes to be appropriate, taking into account the time it is expected for a terminated employee to find another job. The payment and benefits are provided because the Company considers such separations to be company-initiated terminations of employment that under other circumstances would not have occurred, and which are beyond the control of the terminated employees. Severance benefits are intended to ease the impact to employees of an unexpected job loss. The Company benefits by obtaining a general release, including a non-solicitation provision, from terminated employees. Because it will likely take more time for higher-level employees to find new employment, Executives are generally paid more severance. Additional payments may be permitted in some circumstances as a result of negotiations with Executives, particularly when the Company wants particular nondisparagement, cooperation with litigation, noncompetition and nonsolicitation terms.

Perquisites

        Mr. Griswell uses corporate aircraft for personal and business travel, consistent with guidelines approved by the Company's Board of Directors. Mr. Griswell's spouse sometimes accompanies him on business and personal trips on the corporate aircraft. The Named Executive Officers also receive financial planning assistance and one physical examination per year. Other than these perquisites, Executives have the same amenities as all other employees, such as the ability to purchase Principal Investors Funds mutual funds without a sales charge, tuition and industry education reimbursement, and on-site fitness center facilities and programs.

        The Principal Financial Group Foundation, Inc. matches charitable gifts made by employees of Principal Life, its domestic subsidiaries and affiliates to institutions of higher learning (maximum of $3,500), public and private K-12 schools (maximum of $500) and United Way (no maximum for all employees including Executives). Principal Life matches Mr. Griswell's charitable gifts to institutions of higher learning and entities organized under IRC Section 501(c)(3) up to $100,000 per year. Subject to the limitations contained in the IRC, Principal Life receives charitable contribution tax deductions for these matching gifts.

Succession Planning

        The Company has a formal management planning and succession planning process. Each May, the CEO reviews each Executive position and possible internal and external candidates to succeed the incumbents with the Committee and the Board. This process includes a discussion of the development efforts to prepare internal candidates for promotions. The formal report is supplemented by discussions between the CEO and the Board throughout the year.

        In May of 2006, the Company announced that Larry D. Zimpleman was being promoted to the position of President and Chief Operating Officer effective June 1, 2006. Mr. Zimpleman has been with Principal Life since 1971.

        The Committee's independent consultant assisted the Committee in developing Mr. Zimpleman's new compensation package and employment agreement. The employment agreement is described on Page 28. Mr. Zimpleman's new base salary of $600,000 recognizes his promotion and new responsibility for all Company operations. He was also awarded a pro-rated grant (for the remainder of 2006) of stock options and performance shares based on the $15,000 base salary increase. In arriving at the new base salary and the pro-rated equity grants, the Committee considered Peer Company market practices and Mr. Zimpleman's compensation relative to other executives.

Human Resources Committee Report

        The Human Resources Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

William T. Kerr, Chair Gary C. Costley Michael T. Dan C. Daniel Gelatt

Compensation to Named Executive Officers in the Last Completed Fiscal Year

        The following table sets forth the compensation paid to the Named Executive Officers for services provided to the Company and its subsidiaries (including Principal Life) during 2006.

Summary Compensation Table

Name	Year	Salary $(1)	Bonus $	Non Equity Incentive Compensation(2)	Stock Awards $(3)(4)	Option Awards $(3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings(5)	All Other Compensation $(6)	Total $(7)
Griswell	2006	$1,000,000	$0	$2,500,000	$7,184,122	$4,242,446	$1,733,536	$188,820	$16,848,924
Gersie	2006	$465,192	$0	$498,919	$1,369,521	$845,325	$660,484	$29,063	$3,868,504
Aschenbrenner	2006	$550,192	$0	$632,721	$1,965,397	$1,130,937	$1,008,856	$43,632	$5,331,735
Zimpleman	2006	$582,904	$0	$1,092,945	$873,570	$978,758	$924,352	$53,738	$4,506,267
McCaughan	2006	$522,115	$0	$1,984,039	$699,431	$808,249	$146,603	$161,151	$4,321,588

(1)
Amounts include amounts deferred into the qualified 401(k) plan and the Excess Plan, as shown below:

Name	401(k) Employee Contributions	Catch-Up Contributions	Excess Plan Employee Contributions	Total Employee Contributions
Griswell	$10,769	$4,808	$50,769	$66,346
Gersie	$5,477	$4,500	$31,738	$41,715
Aschenbrenner	$5,708	$4,892	$32,806	$43,406
Zimpleman	$6,523	$4,808	$40,109	$51,440
McCaughan	$6,277	$0	$35,492	$41,769
(2)
The amounts shown represent annual incentive compensation awards earned in 2006 and paid in 2007 and include the following amounts deferred into the qualified 401(k) Plan and Excess Plan:

Name	Employee Contributions on Incentive Pay
Griswell	$150,192
Gersie	$40,414
Aschenbrenner	$51,517
Zimpleman	$87,628
McCaughan	$158,723
(3)
Amounts reported are the aggregate amounts of expense in 2006 for financial accounting purposes in respect of stock awards and stock options outstanding in 2006, including awards and options granted prior to 2006. The assumptions for the valuation of stock and option awards under the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 123 (revised 2004), No. 123R, Share-Based Payment ("SFAS 123R") for awards included in the Summary Compensation Table:

Grant Date	Exercise Price	Volatility	Expected Term	Dividend Yield	Risk-Free Interest Rate
February 25, 2003	$27.57	38.60	6 years	0.907%	3.15%
February 24, 2004	$36.30	39.20	6 years	1.240%	3.27%
February 28, 2005	$39.02	16.58	6 years	1.410%	4.09%
February 27, 2006	$49.25	16.16	6 years	1.320%	4.64%
June 1, 2006	$54.45	15.56	6 years	1.194%	5.04%

The exercise price also represents the grant date fair value of each RSU or performance share award granted on such date.

(4)
Performance shares will be earned and paid in shares of Common Stock only if performance requirements are met or exceeded. The performance shares are eligible for dividend equivalents. The dividend equivalents are also subject to the same performance requirements as the performance share awards and are only earned if the performance measures are met or exceeded.

In addition, RSUs have been awarded to the Named Executive Officers in prior years as a form of long-term incentive compensation.

(5)
Assumptions underlying the determination of the amount of increase in actuarial value for both the qualified and non-qualified pension plans are illustrated on Page 29. Changes in these assumptions and compensation changes will impact this value annually. There are no above market earnings.

(6)
All Other Compensation for the Named Executive Officers consists of the following:

Name	Perquisites and Other Personal Benefits $(a)	Tax Reimbursements/ Gross-Ups $(b)	Registrant Contributions to Defined Contribution Plans $(c)	Total $
Griswell	$76,521	$19,299	$93,000	$188,820
Gersie	$0	$0	$29,063	$29,063
Aschenbrenner	$3,291	$0	$40,341	$43,632
Zimpleman	$4,934	$7,413	$41,391	$53,738
McCaughan	$0	$3,313	$157,838	$161,151

  (a)
  Represents the incremental aggregate cost to the Company for all perquisites provided during the year, including personal financial planning services, physical examinations, and Mr. Griswell's personal use of corporate aircraft.

  Amounts for personal use of corporate aircraft by Mr. Griswell and his family members included in the table represent the aggregate incremental cost to the Company of $70,921. The aggregate incremental cost includes fuel, landing fees, and expenses for pilot meals and lodging. Mr. Griswell pays income taxes on the amount of income imputed to him for these costs. Mr. Griswell is not reimbursed for these taxes.

  (b)
  Represents amounts Principal Life reimbursed the Named Executive Officer for payment of taxes with regard to imputed income attributed to spouses accompanying the Named Executive Officer to business-related events. We are discontinuing the practice of providing a tax-gross up to Executives for imputed income in connection with the travel of their spouses to business events.

  (c)
  The amounts shown below for each Named Executive Officer are Principal Life's matching contributions to the 401(k) Plan and the Excess Plan. The Excess Plan matching contributions are also included in the Registrant Contributions in the Non-Qualified Deferred Compensation and Other Deferred Compensation Plan table on Page 31.

Name	401(k) Matching Contributions Made by Principal Life	Excess Plan Matching Contributions Made by Principal Life	Total
Griswell	$5,885	$87,115	$93,000
Gersie	5,625	$23,438	$29,063
Aschenbrenner	2,844	$37,497	$40,341
Zimpleman	3,463	$37,928	$41,391
McCaughan	11,250	$146,588	$157,838
(7)
Sum of the total dollar value of the other columns in this table.

Grants of Plan-Based Awards for Fiscal Year End December 31, 2006

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Option Awards: Number of Securities Underlying Options (#)(4)
										Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Approval Date	Threshold ($)	Target ($)(1)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Griswell	— 2/27/2006 2/27/2006	— 2/27/2006 2/27/2006	375,000	1,500,000	10,272,800	15,714	62,854	125,708	242,890	$49.25	$ $	2,724,092 2,627,700	(6)
Gersie	— 2/27/2006 2/27/2006	— 2/27/2006 2/27/2006	87,224	348,894	3,415,706	3,077	12,309	24,618	47,565	$49.25	$ $	533,472 518,382	(6)
Aschenbrenner	— 2/27/2006 2/27/2006	— 2/27/2006 2/27/2006	137,548	550,192	3,415,706	4,361	17,442	34,884	67,400	$49.25	$ $	755,936 729,165	(6)
Zimpleman(7)	— 2/27/2006 2/27/2006	— 2/27/2006 2/27/2006	182,157	728,630	3,415,706	5,362	21,449	42,898	82,885	$49.25	$ $	929,600 877,457	(6)
	6/1/2006 6/1/2006	5/16/2006 5/16/2006				73	290	580	1,120	$54.45	$ $	13,896 13,675	(6)
McCaughan	— 2/27/2006 2/27/2006	— 2/27/2006 2/27/2006	326,322	1,305,289	5,136,400	4,125	16,499	32,998	63,760	$49.25	$ $	715,067 674,991	(6)

(1)
As described in the Compensation Discussion and Analysis, each award is based on the relative levels of achievement by the Company, and where applicable, the Executive's business unit, against stated performance goals, and the Human Resources Committee's assessment of each Named Executive Officer's individual performance. In no event, however, may any award exceed the maximum amount payable under the Annual Incentive Plan based on achievement of its stated performance objective.

The corporate Operating Earnings target goal was $922.9 million for the 2006 year.

The Company's performance targets and goals are disclosed in the limited context of the Company's compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

(2)
Amounts represent the maximum that could be awarded from the Annual Incentive Plan pool. Note that under PrinPay, maximum bonuses are funded at 200% of target, which are much smaller amounts than the maximums under the Annual Incentive Plan pool.

(3)
The table above reflects performance shares granted on February 27, 2006, and, for Mr. Zimpleman, June 1, 2006. Performance shares are similar to RSUs except the number of shares that are earned depends on Company performance as measured against three-year goals set at the beginning of the performance period, as described in the Compensation Discussion and Analysis. An ROE threshold objective (a simple average of the ROE for each of the calendar years ended during the three-year performance period) of 10% must be achieved before any performance shares are earned. In addition, the number of performance shares earned will vary depending upon the level of EPS (the cumulative EPS for the three-year performance period) earned according to the following scale:

Growth in EPS	EPS Goal		% of Target
13.2%		$11.27	200%
11.0%		$10.82	100%
6.6%		$9.95	25%
<6.6%	<	$9.95	0%

If the performance requirements are not met, the performance shares will be forfeited.

(4)
The options vest in three equal annual installments beginning on the first anniversary of the grant date. The options are not eligible for dividend equivalents.

(5)
The per-share option exercise price equals the closing price of the Common Stock on the date of grant.

(6)
Represents the grant date fair value of the award at target.

(7)
Mr. Zimpleman received additional options and performance shares on June 1, 2006, when he was promoted to President and Chief Operating Officer.

Outstanding Equity Awards At Fiscal Year-End December 31, 2006

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)(2)	Market Value of Shares or Units of Stock That Have not Vested (#)(3)		Equity Incentive Plan Awards: Number of Unearned Shares. Units or Other Rights That Have not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have not Vested ($)(3)
Griswell	2/24/2004 2/28/2005 2/27/2006	226,290 136,078 0	113,145 272,157 242,890	$ $ $	36.30 39.02 49.25	2/24/2014 2/28/2015 2/27/2016	43,453 38,531	$ $	2,550,706 2,261,768	15,929		$935,032
Gersie	2/25/2003 2/24/2004 2/28/2005 2/27/2006	5,620 33,900 22,708 0	0 16,950 45,417 47,565	$ $ $ $	27.57 36.30 39.02 49.25	2/25/2013 2/24/2014 2/28/2015 2/27/2016	6,509 6,430	$ $	382,078 377,441	3,119		$183,085
Aschenbrenner	2/25/2003 2/24/2004 2/28/2005 2/27/2006	72,290 52,896 36,061 0	0 26,449 72,124 67,400	$ $ $ $	27.57 36.30 39.02 49.25	2/25/2013 2/24/2014 2/28/2015 2/27/2016	10,158 10,210	$ $	596,275 599,327	4,420		$259,454
Zimpleman	4/29/2002 2/25/2003 2/24/2004 2/28/2005 2/27/2006 6/01/2006	41,095 72,530 51,860 36,061 0 0	0 0 25,930 72,124 82,885 1,120	$ $ $ $ $ $	27.48 27.57 36.30 39.02 49.25 54.45	4/29/2012 2/25/2013 2/24/2014 2/28/2015 2/27/2016 6/01/2016	9,959 10,210	$ $	584,593 599,327	5,436 74	$ $	319,093 4,344
McCaughan	4/29/2002 2/25/2003 2/24/2004 2/28/2005 2/27/2006	79,030 80,950 49,973 30,651 0	0 0 24,987 61,304 63,760	$ $ $ $ $	27.48 27.57 36.30 39.02 49.25	4/29/2012 2/25/2013 2/24/2014 2/28/2015 2/27/2016	9,596 8,679	$ $	563,285 509,457	4,181		$245,425

(1)
The options vest in three equal annual installments beginning on the first anniversary of the grant date.

(2)
The RSUs vest on the third anniversary of the grant date.

(3)
Assumes a stock price of $58.70 per share, which was the closing price of a share of Common Stock on the last trading day of the year, December 29, 2006, reported for the New York Stock Exchange-Composite Transactions on December 29, 2006.

(4)
The Performance Share Awards will vest on December 31, 2008 if the threshold performance measures have been met.

Option Exercises and Stock Vesting

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise $(1)
Griswell	320,555	$8,627,982
Gersie	28,000	728,398
Aschenbrenner	45,205	$1,199,247
Zimpleman	0	NA
McCaughan	0	NA

(1)
Represents the difference between the market price of the underlying shares of Common Stock on the date of exercise and the exercise price of the exercised option.

Employment Agreements

        The Company has an employment agreement dated April 1, 2004, with J. Barry Griswell for his service as the Company's Chairman and CEO. The employment agreement had an initial term through March 31, 2007, but starting on April 1, 2005, the term of the agreement automatically extends each day by one day to create a new two-year term unless either Mr. Griswell or the Company notifies the other of the intention not to extend the agreement. Mr. Griswell's base salary is $1,000,000, but it will be periodically adjusted pursuant to Company policy. Mr. Griswell participates in the Company's annual and long-term incentive compensation plans and qualified and non-qualified savings and retirement plans.

        The Company has an employment agreement dated June 1, 2006, with Larry D. Zimpleman for his service as the Company's President and Chief Operating Officer. The employment agreement has an initial term through May 31, 2009, but starting on June 1, 2008, the term of the agreement automatically extends each day by one day to create a new two-year term unless either Mr. Zimpleman or the Company notifies the other of the intention not to extend the agreement. Mr. Zimpleman's base salary is $600,000, but it will be periodically adjusted pursuant to Company policy. Mr. Zimpleman participates in the Company's annual and long-term incentive compensation plans and qualified and non-qualified savings and retirement plans.

Payments Upon Termination

        Under their employment agreements, Mr. Griswell and Mr. Zimpleman are entitled to certain benefits in the event that their employment terminates under certain circumstances other than upon a Change of Control. The following table illustrates the amounts that would have been payable had each been involuntarily terminated on December 31, 2006, without the occurrence of a Change of Control.

Name	Lump Sum Payment	Benefits Following Termination	Value of Retirement Enhancement	Outplacement	Total
Griswell(a)	$7,500,000	$27,415	0	$10,000	$7,537,415
Zimpleman(b)	$2,025,000	$486,345	$2,593,271	$10,000	$5,114,616

(a)
Mr. Griswell would receive three times his annual base salary and target annual bonus as a lump-sum payment, as well as life, medical insurance and dental benefits for 24 months following termination (cost to the Company is illustrated, and offset by the contribution that Mr. Griswell would pay). Mr. Griswell would also receive outplacement services. Mr. Griswell would not receive additional benefits through the Principal Welfare Benefits Plan for Employees or any retirement benefit enhancement because he has reached early retirement age.

(b)
Mr. Zimpleman would receive one and one half times his annual base salary and target annual bonus as a lump-sum payment, as well as life insurance following termination (cost to the Company is illustrated). He would also receive benefits equivalent to those payable under the Principal Welfare Benefit Plan for Employees calculated as if he had reached age 57 (illustrated as a lump-sum value, using mortality and interest as defined under the SERP), and additional retirement benefits payable under the SERP as though he had reached age 57 (illustrated as a lump-sum value, using mortality and interest as defined for lump-sum payments under the SERP). Mr. Zimpleman would also receive outplacement services.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit at Normal Retirement Age ($)(2)	Payments During Last Fiscal Year
Griswell	Qualified pension	18	$628,018	0
	SERP	18	$8,146,112	0
Gersie	Qualified pension	36	$1,015,222	0
	SERP	36	$3,357,001	0
Aschenbrenner	Qualified pension	34	$922,749	0
	SERP	34	$4,102,386	0
Zimpleman	Qualified pension	33	$769,033	0
	SERP	33	$3,227,940	0
McCaughan	Qualified pension	4	$79,090	0
	SERP	4	$673,088	0

(1)
As of December 31, 2006.

(2)
Benefit calculations have been made using the following assumptions:

•
Discount Rate: 5.75% for December 31, 2005 and 6.15% for the December 31, 2006 benefits;

•
Mortality: UP94 projected to 2008 with Scale AA for both December 31, 2005 and December 31, 2006 benefits;

•
Cost of living increase: 1.875% for both December 31, 2005 and December 31, 2006 benefits;

•
Disability: None;

•
Assumes retirement age of 62 for Mr. Griswell, Mr. Gersie, Mr. Aschenbrenner and Mr. Zimpleman and 65 for Mr. McCaughan. This is the age at which benefits are not reduced for early retirement;

•
Assumes males have a spouse 3 years younger than they are; and

•
Cash balance interest crediting rate: 5% annually.

Retirement Plan Information

        Principal Life has a qualified defined benefit retirement plan and a SERP. The qualified defined benefit retirement plan has a five-year cliff vesting schedule. The SERP's vesting schedule is the later of one year of plan participation or five years of service. The SERP provides the supplemental pension benefits in excess of the compensation and benefit limits imposed on qualified plans by the IRC. On January 1, 2002, Principal Life amended the qualified defined benefit plan to include a cash balance pension formula; the SERP was amended similarly in 2003. The impact of these changes is:

  •
  Employees who worked for Principal Life before January 1, 2002, will receive the greater of the benefit based on the traditional benefit formula and the benefit provided by the cash balance formula.

  •
  Employees hired after January 1, 2002, will receive the cash balance formula only.

        The SERP benefit formula for employees hired prior to January 1, 2002 who are also Grandfathered Choice Participants is the greater of:

  •
  65% of the employee's Average Compensation (1), offset by the benefits received from Social Security and the qualified pension plan; and

  •
  The prior traditional or cash balance pension plan benefit (whichever is greater) without regard to the IRS compensation and benefit limit, offset by the benefit that can be provided under the qualified pension plan.

        Benefits for participants eligible for this formula have a cost of living adjustment applied after retirement.

        Mr. Griswell, Mr. Gersie, Mr. Aschenbrenner and Mr. Zimpleman were hired prior to January 1, 2002, so they will receive the greater of the traditional benefit formula or the cash balance formula when they retire. They are also Grandfathered Choice Participants. Mr. McCaughan was hired after January 1, 2002, so he will receive the cash balance benefit when he retires. He is not a Grandfathered Choice Participant.

        The pension plan and SERP formulas are illustrated below and reflect the above referenced changes that were effective January 1, 2006.

Plan Provision	Prior Traditional Benefit Formula
Benefit Formula	39.2% of Average Compensation below the Integration Level (2) plus 61.25% of Average Compensation above the Integration level.
This benefit receives a Cost of Living (3) adjustment after retirement benefits commence.
Reduction if payments start earlier than Normal Retirement Age
The Company subsidizes early retirement if the Executive remains employed until Early Retirement Age (age 57 with 10 years of service), which is the earliest date an employee may begin receiving retirement benefits.

If the Executive retires after Early Retirement Age but before Normal Retirement Age (age 65), those benefits received by the Executive prior to age 62 are reduced to reflect payments are beginning at an earlier age. The early retirement benefits range from 75% at age 57 to 95% at age 61.

If the Executive terminates employment before reaching Early Retirement Age, Principal Life does not subsidize early retirement for the prior or current traditional benefit formulas. The early retirement benefits range from 58.6 at age 57 to 92.8% at age 64.

(1)
The highest five consecutive years' total pay out of the past ten years of Pay. "Pay" is the Named Executive Officer's base salary and bonus under the Annual Incentive Plan, or PrinPay, as applicable.

(2)
The Social Security Covered Compensation Table.

(3)
Seventy-Five percent of the Consumer Price Index. An average is taken for October, November and December, and applied to the following year.

Current Cash Balance Benefit Formula

        The Annual Pay Credits are calculated using the table below.

Points	Annual Pay Credit
(age + service yrs)	Contribution on all Pay (1)	Contribution on Pay above Integration Level (2)
< 40	3.00%	1.50%
40-59	4.00%	2.00%
60-79	5.50%	2.75%
80 or more	7.00%	3.50%

(1)
"Pay" is the Named Executive Officer's base salary and bonus under the Annual Incentive Plan, or PrinPay, as applicable.

(2)
The Social Security Taxable Wage Base.

Distributions

        Participants may receive benefits under the traditional benefit formula in the qualified pension plan in the form of an annuity and the earliest this benefit may be received is at age 57 with ten years of service. The qualified cash balance benefit formula in the pension plan allows for benefits in the form of an annuity or as a lump sum (payable immediately upon termination/retirement or deferred to a later date).

        SERP benefits may be paid as a lump sum, payable at termination/retirement, or as an annuity, payable at the later of age 57 or termination/retirement. All benefit payments for key employees will be made no earlier than six months after termination, as required by Section 409A of the IRC.

        Principal Life assets are set aside in a trust (commonly known as a rabbi trust) to provide SERP benefits, but the SERP is considered unfunded and is not subject to the fiduciary requirements of the Employee Retirement Income Security Act ("ERISA"). The assets of the trust will remain available to other creditors of Principal Life in the event of insolvency. The Executives have no claim to any trust fund assets. Benefits are payable from the trust upon retirement from Principal Life in accordance with the form of distribution applicable under the SERP.

Non-Qualified Defined Contribution and Other Deferred Compensation Plans

Name	Executive Contributions in last Fiscal Year ($)(1)	Registrant Contributions in last Fiscal Year ($)(2)	Aggregate Earnings in last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last Fiscal Year End ($)(3)
Griswell	$174,231	$87,115	$259,183	0	$2,217,360
Gersie	$62,501	$23,438	$107,325	0	$702,457
Aschenbrenner	$149,988	$37,497	$250,702	0	$1,585,542
Zimpleman	$345,278	$37,928	$185,414	0	$1,200,542
McCaughan	$195,451	$146,588	$349,348	0	$1,639,818

(1)
The amounts shown as "Executive Contributions" have either been included in the Salary column of the Summary Compensation Table on Page 24 or represent annual incentive payment deferrals earned in 2005 and credited to the Executives' accounts during 2006.

(2)
The amounts shown as "Registrant Contributions" are included in the "All Other Compensation Column" of the Summary Compensation table on Page 24.

(3)
The end of year 2006 "Aggregate Balances" include the following deferrals and matching contributions from years prior to 2006:

Name	Employee Deferral Prior To 1/1/2006	Employer Match Prior To 1/1/2006	Total
Griswell	$967,247	$360,267	$1,327,514
Gersie	$272,795	$105,566	$378,361
Aschenbrenner	$799,497	$125,992	$925,489
Zimpleman	$373,348	$97,820	$471,168
McCaughan	$445,838	$167,190	$613,028

Qualified 401(k) Plan and Excess Plan

        The qualified 401(k) plan allows for deferral of one to 15% of Base Salary and one to 100% of awards under the Annual Incentive Plan up to the deferral and compensation limits imposed by the IRC on qualified plans. Principal Life provides matching contributions, in cash, of 50% of deferrals, with a maximum deferral of six percent being matched for Grandfathered Choice Participants. Principal Life provides matching contributions, in cash, of 75% of deferrals, with a maximum deferral of eight percent matched, for all other employees. Investments may be made in twenty investment options (Principal Life's separate accounts for qualified plan customers, as well as the Company's Common Stock) and investment return is based on plan participant investment selection. Distributions from the plan are allowed at various times including at termination of employment, death, disability and retirement and change of control. The vesting in the qualified plan before January 1, 2006 is a five-year graded schedule; the vesting after January 1, 2006 is a three-year cliff vesting.

        The Excess Plan allows for deferral of one to 15% of base compensation and deferral of one to 100% of awards under the Annual Incentive Plan without regard to the deferral and compensation limits imposed by the IRC on qualified plans. Principal Life provides matching contributions, in cash, of 50% of deferrals, with a maximum deferral of six percent being matched for Grandfathered Choice Participants. Principal Life provides matching contributions, in cash, of 75% of deferrals, with a maximum deferral of eight percent being matched, for all other employees. Nineteen investment options (consisting of the preferred class of Principal Investors Funds mutual funds, a class available through employer-sponsored retirement programs) and an option tracking the performance of the Company's Common Stock) are available in which plan participants can direct their investments, and the participants' investment return is based on their investment selections. Deferrals and matching contributions in the Excess Plan are immediately vested. Distributions from the plan are allowed at various times, including termination of employment, death, specified date, disability, change of control and in the event of an unforeseeable emergency.

        The following funds are the investment options available to all participants in the Excess Plan:

Investment Option	1 Year Rate Of Return (12/31/2006)
Principal Investors LargeCap Value Preferred Fund	21.60%
Principal Investors Partners LargeCap Value Preferred Fund	19.71
Principal Investors Partners LargeCap Blend I Preferred Fund	13.51
Principal Investors LargeCap S&P 500 Index Preferred Fund	15.32
Principal Investors LargeCap Growth Preferred Fund	9.59
Principal Investors Partners LargeCap Growth I Preferred Fund	5.87
Principal Investors MidCap Blend Preferred Fund	13.81
Principal Investors Partners MidCap Growth Preferred Fund	6.16
Principal Investors Partners SmallCap Value Preferred Fund	13.84
Principal Investors SmallCap S & P 600 Index Preferred Fund	14.60
Principal Investors Partners SmallCap Growth II Preferred Fund	8.73
Principal Investors International Emerging Markets Preferred Fund	36.94
Principal Investors Diversified International Preferred Fund	27.48
Principal Investors Real Estate Securities Preferred Fund	36.16
Principal Investors LifeTime Series
Principal Investors LifeTime Strategic Income Preferred Fund	8.86
Principal Investors LifeTime 2010 Preferred Fund	11.68
Principal Investors LifeTime 2020 Preferred Fund	14.03
Principal Investors LifeTime 2030 Preferred Fund	14.99
Principal Investors LifeTime 2040 Preferred Fund	15.33
Principal Investors LifeTime 2050 Preferred Fund	15.83
Principal Investors Money Market Preferred Fund	4.50
Principal Investors Government & High Quality Bond Preferred Fund	4.03
Principal Investors Bond & Mortgage Securities Preferred Fund	4.36
Principal Financial Group Employer Stock Fund	25.50

        Assets are set aside in a trust (commonly referred to as a rabbi trust) to provide the Excess Plan account values, but the Excess Plan is considered unfunded and is not subject to the fiduciary requirements of ERISA. The assets of the trust will remain available to general creditors of Principal Life in the event of insolvency. The Executives have no claim to any trust fund assets. The contributions, earnings and balances for each Named Executive Officer under the Excess Plan are disclosed in the table above.

Potential Payments Upon Termination Or Change Of Control

        Benefits are paid from the SERP and Excess plans if there is a voluntary termination, death, involuntary termination or change of control. The following table illustrates these payments.

Name	SERP — Voluntary or Involuntary Termination and Change of Control	SERP — Death	Excess Plan Account Balance — All Events(e)
Griswell(a)	$10,180,915	$4,647,079	$2,217,360
Gersie(b)	$4,234,263	$1,931,247	$702,457
Aschenbrenner(b)	$5,298,681	$2,462,686	$1,585,542
Zimpleman(b)(c)	$6,185,112	$2,984,549	$1,200,542
McCaughan(d)	$761,708	$761,708	$1,639,818

        The amounts shown for the SERP are the present value of the annual life annuities that would be payable to each of these Named Executive Officers based on the method of payment each has elected in accordance with the applicable plan. The present values have been determined using these actuarial assumptions as stated in the SERP:

  i.
  Discount Rate: Moody's AA Corporate Bond (20 year duration) — set annually (currently 5.75%);

  ii.
  Mortality: Table used to value liabilities for plan funding (currently UP94 projected to 2008 with Scale AA);

  iii.
  Cost of Living Increase: the difference between TIPS and Treasuries (currently 1.93%).

        For each of the Named Executive Officers, payments from any of these benefit plans would begin no earlier than six months following their termination.

  (a)
  Mr. Griswell has elected to receive a single sum cash payment for the SERP benefit.

  (b)
  Mr. Gersie, Mr. Aschenbrenner and Mr. Zimpleman have elected a lifetime annuity for termination and death benefit. The annual annuity benefit that would begin six months following their terminations is $262,888 for Mr. Gersie, $321,794 for Mr. Aschenbrenner and $375,628 for Mr. Zimpleman. The annual annuity benefit that would begin six months following their death is $119,903 for Mr. Gersie, $146,416 for Mr. Aschenbrenner and $170,479 for Mr. Zimpleman. The amount shown is the present value of the benefit.

  (c)
  Upon a change of control, Mr. Zimpleman would receive an annual annuity benefit commencing at age 57 for $218,136. The present value of this benefit is $3,202,706. As there is not a termination of employment, the retirement enhancements per his employment agreement do not apply.

  (d)
  Mr. McCaughan has elected a lifetime annuity for these events. The amount shown above is the cash balance account used to determine the annuity. The annual annuity benefit that would begin at age 57, if the termination event had occurred on December 31, 2006, is $54,846.

  (e)
  These amounts are also in the Non-Qualified Defined Contribution and Other Deferred Compensation Table on Page 31.

Severance Plans

        All Named Executives Officers (except Mr. Griswell and Mr. Zimpleman who have employment contracts that provide for severance benefits that were described at Page 28, above) are eligible for severance under The Principal Senior Executive Severance Pay Plan if they are terminated due to:

  •
  permanent layoff;

  •
  reduction in force;

  •
  facility closing;

  •
  reorganization;

  •
  consolidation; or

  •
  economic reasons.

        Executives are disqualified from receiving severance benefits if they:

  •
  accept any offer of employment with the Company beginning promptly following termination by the Company;

  •
  decline an offer of comparable employment by the Company or any offer of employment by a successor employer to begin promptly following termination by the Company;

  •
  fail to sign a release of claims against the Company which restricts former employees from suing the Company;

  •
  terminate due to retirement, resignation or death; or

  •
  are disabled under the Company's long-term disability plan (unless they are released to return to full-time or part-time work on or before 60 days following the date employment terminated).

        The benefit payable under this Plan is the greater of:

  •
  one week of base pay for each year the Executive worked for the Company; and

  •
  two weeks of base pay for each $10,000 of the Executive's annual base compensation (rounded to the nearest $10,000).

        The plan has a minimum benefit of six weeks of base pay and a maximum benefit of 52 weeks of base pay. The severance plan also provides for three months of reimbursement of premium for continuation of medical, dental and vision insurance under COBRA. Those Named Executive Officers who do not have employment agreements providing for a severance benefit would receive the noted benefits under this plan if they otherwise qualify. The following table shows the severance benefit that would have been payable to each of the following Named Executive Officers had his employment been terminated under circumstances under which severance benefits are payable on December 31, 2006.

Name	Severance	Outplacement Services	COBRA Reimbursement	Total
Gersie	$470,000	$9,500	$1,136	$480,636
Aschenbrenner	$555,000	$9,500	$3,059	$567,559
McCaughan	$525,000	$9,500	$2,327	$536,827

        In circumstances where The Principal Senior Executive Severance Pay Plan does not apply, the Human Resources Committee would determine any severance benefits paid to the Named Executive Officers, in its discretion.

Change of Control Employment Agreements

        The Company has entered into "change of control" employment agreements with each of the Named Executive Officers. These agreements have a term of two years and will automatically renew for successive one-year periods unless and until the Company provides a notice electing not to extend the term. If at any time during the term of these agreements a "pre-change of control event" or a "change of control" occurs, the term of the agreements will extend until the second anniversary of a change of control, regardless of whether a notice of non-renewal shall have been delivered prior to the occurrence of either such event.

        The severance and other benefits provided under these agreements will be available to covered Executives upon a change of control, and if their employment is terminated under certain conditions: following or in connection with a pre-change of control event, if any third party requests or causes the termination of, or an adverse change in the terms and conditions of, the Executive's employment. Such termination or change in employment is deemed to have occurred immediately following the date on which a change in control occurs, rather than at the time the termination or change in employment actually occurs. For this purpose, a "pre-change of control event" will mean any one or more of the following events:(4)

(4)
Due to IRC Section 409A, the definition of "change of control" in the SERP and Excess Plans differs slightly from the definition in the Change of Control Employment Agreements.

•
the commencement of a tender offer that would, if completed, result in a third party owning 40% or more of the Company's voting securities;

•
the commencement by a person other than the Company of a proxy solicitation or contest for the election of one or more members of the Company's Board;

•
an agreement is entered into that, if consummated, would result in change of control; or

•
any other event, transaction or occurrence that the Company's Board declares to be a pre-change of control event.

        For purposes of the Change of Control Employment Agreements, a Change of Control will mean any one or more of the following events:

  •
  any person becoming the beneficial owner of 40% or more of the Company's Common Stock;

  •
  the individuals then serving as members of the Board who were members of the Board as of the date of the agreements cease for any reason to constitute at least a majority of the Board, provided that, for this purpose, any subsequently-appointed or elected member of the Board whose election or nomination for election (unless such election, nomination or appointment was in connection with an actual or threatened proxy contest) was approved by a vote or written consent of at least a majority of the incumbent Directors then in office and the Directors elected or nominated in a manner consistent with the conditions of this provision shall be treated as an incumbent Director;

  •
  the consummation of a merger, reorganization, consolidation or similar transaction other than a transaction immediately following which the shareholders of the Company continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation; or

  •
  approval by the shareholders of the Company of a plan or agreement for the sale or other disposition of all or substantially all of its consolidated assets or a plan of liquidation.

        The purpose of these agreements is to assure the Executives that, following a change of control, they will continue employment on substantially comparable terms and conditions, and with substantially comparable compensation and benefits, as they had prior to the change of control. Therefore, these agreements:

  •
  provide that the Executives receive specified levels of salary, annual incentive compensation and benefits for a period of three years following the occurrence of a change of control; and

  •
  state that provided the successor to the Company or its parent (the "Successor") agrees to issue its equity in substitution of awards of our equity, all of the covered Executive's outstanding stock options or stock appreciation rights and any time-vesting outstanding equity or equity-based awards shall continue in effect in accordance with their terms (but, where appropriate be converted into equity or equity-based awards of a similar type and nature related to the common stock of the Successor). Any other outstanding performance-based equity awards (other than stock options or stock appreciation rights) will be converted into time-vesting restricted stock or RSUs for Company stock (or the stock of the Successor). If the change of control occurs within one year of the start of the performance period, the covered Executives will receive restricted stock or RSUs equal to the number of performance units they hold. If the change of control occurs after the first year of the performance period, the conversion will be based on actual performance through the change of control date projected out to the end of the corresponding performance period. If a conversion into the Successor's equity is necessary or appropriate, and the Successor does not agree to such substitution, then any such awards that are not converted will become fully vested, exercisable and /or distributable upon the change of control. In addition, the Change of Control Employment Agreements and equity award agreements specify that the Human Resources Committee (as constituted immediately prior to the change of control) determines whether awards will be settled in cash; and

  •
  ensure the Executives will receive severance and other termination benefits if their employment is terminated without "cause" or by the Executives voluntarily for "good reason." A termination by his or her employer without cause or by the Executive for good reason is hereafter called a "qualifying termination;" and

  •
  the covered Executives will vest in all benefits previously accrued under any deferred compensation plan that is not qualified under Section 401(a) of the IRC. Such benefits will be paid to the covered Executive in accordance with the distribution provisions elected under the applicable plan.

        The benefits to be paid or provided under the change of control agreements upon a Change of Control, without termination of employment, include the current vested account balance in the Excess Plan and the current vested benefit in the SERP, according to change of control distribution elections that are on file for these plans. The distribution options upon a change of control include annuities and lump-sum payments for the SERP, and annuities, installment, and lump sum payments for the Excess Plan. The amounts that would be paid upon a Change of Control are the same as the amounts as would be paid upon under the Excess Plan and SERP upon a voluntary termination, and are illustrated on Page 32.

        For purposes of the Change of Control Employment Agreements, "Good Reason" means adverse changes in the terms and conditions of the Executive's employment, including:

  •
  failure to pay base salary or any required increase in salary;

  •
  failure to pay the annual bonus or a reduction in annual bonus opportunity;

  •
  material adverse change in position (including offices, titles or reporting requirements), authority or duties under the agreement;

  •
  material reduction in the aggregate compensation and benefits; or

  •
  relocation to any office or location other than that where the Executive worked before the change of control.

        "Cause" means any one or more of the following:

  •
  commission of a felony or other crime involving fraud, dishonesty or moral turpitude;

  •
  willful or reckless material misconduct in the performance of Executive's duties; Executive's habitual neglect of duties; or

  •
  Executive's willful or intentional breach of the Change of Control Agreement.

        "Cause" does not include:

  •
  bad judgment;

  •
  negligence, other than habitual neglect of duties or gross negligence;

  •
  any act or omission believed by Executive in good faith to have been in or not opposed to the interest of the Company or was required by applicable law or administrative regulation, in either case without intent of Executive to gain, directly or indirectly, a profit to which executive was not legally entitled; or

  •
  failure to meet performance goals, objectives or measures following good faith efforts to meet such goals, objectives or measures.

        The benefits to be paid or provided under the change of control agreements if termination occurs for good reason or without cause include:

  •
  For the CEO, Division President and Executive Vice Presidents, a lump-sum severance benefit equal to three times the sum of the executive's annual base salary and target annual bonus;

  •
  immediate vesting of all stock options, stock appreciation rights, shares of restricted stock, performance shares, RSUs, deferred stock units and similar awards, regardless of whether such awards would otherwise vest based upon the passage of time and the continued performance of services or upon the achievement of specified performance criteria;

  •
  a pro-rated annual bonus for the year of termination minus the amount paid in respect of such annual or long-term incentive plan at the time of the change of control;

  •
  an increase in retirement benefits equal to what would have accrued had the executive (i) become fully vested in previously-unvested benefits, (ii) accrued three additional years of service and age and (iii) received the lump-sum severance benefits described above (excluding the long-term incentive plan bonuses) as covered compensation during such assumed additional years of service;

  •
  an additional payment to offset any excise tax imposed under section 4999 of the IRC, if the aggregate amount of "parachute payments," as defined in Section 280G of the IRC, to the executive exceeds 100% of the Safe Harbor amount. If the aggregate amount of parachute payments does not exceed 100% of the Safe Harbor Amount, the parachute payments will be reduced to the Safe Harbor amount to avoid any excise taxes The Safe Harbor amount is three times each executives average W-2 income for each of the last five years, less $1; and

  •
  the reimbursement for legal fees and other related expenses required to secure, preserve or obtain benefits under the agreements.

        In addition, until the third anniversary of the date of the Executive's termination or such later date as any plan may specify (or such shorter period necessary for such benefits not to be treated as deferred compensation under Section 409A of the IRC), each covered Executive and his or her eligible family members will receive welfare benefits (including medical, prescription drugs, dental, vision, group term life insurance, and accidental death and dismemberment) which are at least as favorable as the most favorable programs at the same costs applicable to peer Executives (and their families) who are actively employed by Principal Life after such termination date.

        Pursuant to the terms of these change of control agreements, Mr. Griswell has agreed that for three years, Mr. Zimpleman for 18 months, and the other Named Executive Officers that for one year, following a termination of employment that results in the Executive receiving the severance benefits described above, the Executive will not engage or participate in, or become employed by or serve as a director of or consultant to, a competing business; nor will the Executive solicit employees or customers, or interfere with the relationships of the Company, its affiliates and subsidiaries with their employees or customers.

Potential Payments Upon Termination Related to a Change of Control

        For each of the Named Executive Officers, the following table describes the potential payments upon involuntary termination without cause or voluntary termination for good reason following a Change of Control of the Company:

        The calculations assume the following:

  •
  Termination occurred on December 31, 2006, and

  •
  Per share price of the Company's Common Stock was $58.70, which was the closing price as of December 29, 2006, the last trading day of the year.

	Griswell	Gersie	Aschenbrenner	Zimpleman	McCaughan
Cash Severance(1)	$7,500,000	$2,467,500	$3,330,000	$4,050,000	$5,512,500
Spread on Previously Unvested Options(2)	10,185,805	1,722,976	2,648,760	2,788,256	2,368,704
Value of Previously Unvested Restricted Stock and Performance Shares(3)	8,563,190	1,491,960	2,233,491	2,477,490	2,054,520
Benefits Continuation(4)	109,522	57,378	81,250	78,435	92,043
Accelerated Pension Benefit(5)	4,883,938	2,346,281	3,758,962	5,387,010	558,537
Golden Parachute Excise Tax Gross-Up(6)	8,147,570	2,576,335	4,099,782	5,614,986	3,254,329
Total Termination Benefits (before taxes)	39,390,025	10,662,430	16,152,244	20,396,177	13,840,633

(1)
Cash severance equals three times the sum of each Executive's base salary and target annual bonus. In addition, the Executives would be entitled to a pro-rata bonus for the year of termination. However, because we assume the termination date is December 31, 2006, any bonus for 2006 would already be earned, and therefore no pro-rata bonus would be included in the parachute calculation.

(2)
Equals the difference between the year-end stock price of $58.70 and the exercise price of unvested options as of December 31, 2006, where vesting would be accelerated.

(3)
Equals the full value of unvested restricted shares and unearned performance shares as of December 31, 2006, where vesting would be accelerated, at a stock price of $58.70. Performance shares are valued using the target number of shares, because the change of control is assumed to occur on December 31, 2006, which is within one year of the grant date (all performance shares were granted in 2006).

(4)
Includes the estimated cost of continued medical, dental, vision, and life insurance for three years post-termination as well as an estimated cost to provide the Executive with outplacement services.

(5)
Represents the lump-sum present value of the accelerated vesting of previously-unvested retirement benefits, including three additional years of service and age and including the cash severance benefits as covered compensation during such additional years of service.

(6)
Under our Change of Control Employment Agreements, if an Executive incurs an excise tax under Section 4999 of the IRC as a result of an "excess parachute payment" arising from severance payments, the accelerated vesting of equity compensation awards, and other benefits, the Executive's total payments will either be reduced or the Executive will be entitled to an additional payment (an "excise tax gross-up") to offset any excise tax, so that after payment of the excise tax and all income and excise taxes applicable to gross-up payment, the Executive would receive the same amount of severance had the excise tax not applied. If the total parachute payment exceeds the IRC Section 280G safe harbor by more than 10%, the Executive will receive the excise tax gross-up. If the total parachute payment exceeds the safe harbor by less than 10%, the total parachute payment will be reduced to the safe harbor, so as not to incur any excise taxes.

        To calculate the excise tax gross-up liability, the following assumptions were used:

  •
  The IRC Section 280G safe harbor is 2.99 times each Executive's "base amount". Each Executive's base amount was calculated by taking the average W-2 income (box 1) from the past five years (2001-2005).

  •
  Excise tax rate of 20% and combined state and federal personal income tax rates of 42.585% for Mr. Griswell, 43.125% for Mr. McCaughan, and 42.45% for Mr. Gersie, Mr. Aschenbrenner and Mr. Zimpleman.

  •
  The stock award parachute calculations for purposes of IRC Section 280G were based on the safe-harbor Black-Scholes valuation methodology in Rev. Proc. 2003-68, using the most recent GAAP FAS 123(R) option valuation assumptions: volatility 14.66%, risk-free interest rate 4.39%, dividend yield 1.32%, expected term 90 days (options expire 90 days (or the remaining term, if less) from the date of termination for any without-cause termination). Under the 280G rules, the cost included in the parachute for the accelerated vesting of stock options and restricted stock is the sum of 1) the excess of the aggregate accelerated benefit over the present value of the accelerated benefit and 2) the lapse of service obligation (1% times the number of months of vesting accelerated times the aggregate accelerated benefit). For performance shares, the full value of the award that is accelerated is included in the parachute.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Ann C. Gersie is Vice President — Chief Contact Center and has been an employee of the Company since 1973. Ms. Gersie is the spouse of Michael H. Gersie, Executive Vice President and Chief Financial Officer. In 2006, Ms. Gersie received approximately $265,000 in base salary and annual bonus from Principal Life. She also participates in the long-term incentive compensation plan on the same terms as her peers, and her compensation is commensurate with that of her peers.

        Michael B. Vaughan has been an employee of the Company since 1992. Mr. Vaughan is the brother of Director Therese M. Vaughan. In 2006, Mr. Vaughan received slightly more than $120,000 in base salary and bonus from Principal Life. His compensation is commensurate with that of his peers.

        The Company has a policy for approval or ratification of transactions with companies where our Directors are also directors, and where our Directors are executive officers. At each quarterly meeting, the Nominating and Governance Committee reviewed a report of transactions with Directors or the firms of which they are an executive officer or director and ratified these transactions. The transactions with Ms. Gersie and Mr. Vaughan were not covered by this policy, and therefore were not approved or ratified in 2006. Starting in 2007, these transactions will be approved by the Human Resources Committee each year.

        Director David J. Drury retired as Chairman of the Company in 2002. As a retiree, Mr. Drury has received payments under the long-term incentive compensation plan and receives payments under Principal Life's retirement plans. The Company provides this information as it may be of interest to shareholders.

PROPOSAL TWO — RATIFICATION OF
APPOINTMENT OF INDEPENDENT AUDITORS

        Subject to shareholder ratification, the Audit Committee has reappointed the firm of Ernst & Young LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2007. The Company or Principal Life has used Ernst & Young LLP as its independent auditor for several years. Ratification of the appointment of auditors requires the affirmative vote of a majority of the shares represented at the meeting and voting on the matter. If the shareholders do not ratify this appointment, the Audit Committee will consider the matter of the appointment of independent auditors.

        The Board of Directors recommends that shareholders vote "for" such ratification.

        Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company's 2006 consolidated financial statements.

Audit Fees

        The Company estimates that the aggregate fees billed by its independent auditor in 2006 and 2005 for professional services rendered in connection with an audit or review in accordance with auditing standards of the PCAOB and services that generally only the Company's independent auditor can reasonably provide, such as comfort letters, statutory or regulatory audits, attest services, consents, review of documents filed with the SEC and accounting consultations on matters addressed during the audit, were approximately $6,826,000 and $6,685,000, respectively.

Audit-Related Fees

        The Company estimates that the aggregate fees billed by its independent auditor in 2006 and 2005 for professional services rendered in connection with audit-related services such as financial statement audits of employee benefit plans, financial statement audits not required by statute or regulation, accounting consultations in connection with proposed transactions or emerging accounting standards, and other attest and related advisory services not required by statute or regulation, were approximately $1,325,000 and $1,378,000, respectively.

Tax Fees

        The Company estimates that the fees billed by its independent auditor for professional services rendered in connection with tax services consisting of tax consultation and compliance totaled approximately $100,000 (approximately $82,000 of which was for tax compliance and $18,000 of which was for tax consultation) in 2006, and $470,000 (approximately $104,000 of which was for tax compliance and $366,000 of which was for tax consultation) in 2005. Tax compliance generally involves preparation of original tax returns, amended tax returns, and claims for refund related to a variety of tax types in various domestic and non-domestic jurisdictions. Tax consultation generally involves assistance in connection with tax audits, filing appeals, and developing tax- efficient structures for subsidiary operations.

All Other Fees

        The Company paid no fees to its independent auditor in 2006 and 2005 for any other services not described in the three categories listed immediately above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Except as otherwise indicated below, the following table shows, as of March 5, 2007, beneficial ownership of shares of Common Stock by (i) the only shareholder known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) each Named Executive Officer and (iv) all current Directors and executive officers as a group. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares set forth opposite his or her name.

Name	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding
Northern Trust Corporation(2) 50 South LaSalle Street Chicago, Illinois 60675	17,562,981	7%
Betsy J. Bernard	11,465	*
Jocelyn Carter-Miller	11,576	*
Gary E. Costley	13,339	*
Michael T. Dan	0
David J. Drury(3)	84,110	*
C. Daniel Gelatt(4)	135,188	*
Sandra L. Helton	13,446	*
Charles S. Johnson	19,938	*
William T. Kerr	12,143	*
Richard L. Keyser	14,297	*
Arjun K. Mathrani	8,474	*
Federico F. Peña	12,882	*
Elizabeth E. Tallett	14,905	*
Therese M. Vaughan	756	*
John E. Aschenbrenner	275,588	*
Michael H. Gersie(3)	159,600	*
J. Barry Griswell(3)	819,102	*
James P. McCaughan	340,836	*
Larry D. Zimpleman	304,405	*
All directors and executive officers as a group (25 persons)	2,889,046	1%

*
The number of shares represents less than one percent of the number of shares of Common Stock outstanding.

(1)
Includes beneficial ownership of shares which each person named in this table has the right to acquire on or before May 4, 2007 pursuant to previously awarded stock options, RSUs, and performance units that, although scheduled to be paid in shares in more than 60 days, would be paid immediately upon termination of service, as follows: Ms. Bernard, 9,810; Ms. Carter-Miller, 11,406; Dr. Costley, 9,810; Mr. Dan, 0; Mr. Drury, 38,565; Dr. Gelatt, 13,478; Ms. Helton, 9,810; Mr. Johnson, 7,820; Mr. Kerr, 11,406; Mr. Keyser, 13,272; Mr. Mathrani, 8,474; Mr. Peña, 7,820; Dr. Tallett, 13,272; Dr. Vaughan, 756: Mr. Aschenbrenner, 256,382; Mr. Gersie, 126,429; Mr. Griswell, 736,007; Mr. McCaughan, 317,496; Mr. Zimpleman, 291,166; and all other executive officers as a group, 558,586.

(2)
The information regarding beneficial ownership by Northern Trust Corporation is based solely on an amended Schedule 13G filed by it with the SEC on February 14, 2007, which provided information as of December 31, 2006. According to the Schedule 13G, Northern Trust has sole voting power with respect to 15,823,425 shares; shared voting power with respect to 1,598,259 shares; sole investment power with respect to 16,885,417 shares; and shared investment power with respect to 635,989 shares. Northern Trust Investments, Inc., a subsidiary of Northern Trust Corporation, serves as portfolio manager of the Principal Life separate account established in connection with the Demutualization. As of December 31, 2006, the Demutualization separate account held 12,851,082 shares of Common Stock.

(3)
Includes the following shares held in the Demutualization separate account for the benefit of each person indicated, as to which none of such persons has voting power: Mr. Drury, 718; Mr. Gersie, 685; and Mr. Griswell, 387.

(4)
Includes 121,506 shares held by The Gelatt Corporation of which Dr. Gelatt is a controlling shareholder, director and executive officer.

        In addition to beneficial ownership of Common Stock, the Company's Directors and executive officers also hold different forms of "stock units" that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risk as Common Stock. These units include shares that may be acquired after May 4, 2007 pursuant to previously awarded stock options, RSUs, performance share units and non-transferable accounting-entry units such as phantom stock units issued pursuant to Company stock-based compensation and benefit plans. The value of such units is the same as the value of the corresponding number of shares of Common Stock.

        See "Directors' Compensation" for a discussion of the options and RSUs granted to non-employee directors under the Principal Financial Group, Inc. 2005 Directors Stock Plan and the phantom stock units credited to directors who participate in the Deferred Compensation Plan for Non-Employee Directors of Principal Financial Group, Inc. See "Compensation Disclosure and Analysis" for a discussion of the performance units credited to officers who defer receipt of awards under the Long-Term Performance Plan, the options and RSUs granted under the 2005 Stock Incentive Plan, and phantom stock units credited to officers that defer salary into an employer stock fund available under the Excess Plan.

        As of March 5, 2007, the directors and executive officers named in the security ownership table hold a pecuniary interest in the following number of units: Ms. Bernard, 1,465; Ms. Carter-Miller, 1,465; Dr. Costley, 8,138; Mr. Dan, 1,465; Mr. Drury, 36,576; Dr. Gelatt, 1,654; Ms. Helton, 1,654; Mr. Johnson, 0; Mr. Kerr, 3,957; Mr. Keyser, 3,712; Mr. Mathrani, 9,232; Mr. Peña, 0; Ms. Tallett, 3,143; Dr. Vaughan, 1,486; Mr. Aschenbrenner, 138,697; Mr. Gersie, 106,607; Mr. Griswell, 581,637; Mr. McCaughan, 143,632; and Mr. Zimpleman, 195,087.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports of ownership of Company securities and changes in reported ownership. Officers, Directors and greater than ten-percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

        Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended December 31, 2006, the Company's officers, Directors and greater than ten-percent owners timely filed all reports they were required to file under Section 16(a). However, the Company discovered that three reports for one reporting person were not filed on time in prior fiscal years. Larry D. Zimpleman, a Director and the Company's President and Chief Operating Officer, did not file three reports on time to report three transactions. All transactions relate to shares of Common Stock received as demutualization compensation in connection with the Company's Demutualization in 2001.

        The first transaction pertained to the receipt by Mr. Zimpleman's spouse of 103 shares of Company Common Stock as demutualization compensation. The two other transactions relate to reinvestment of dividends on shares of Common Stock received as Demutualization compensation which Mr. Zimpleman and his spouse hold in a brokerage account. Over a two-year period, dividends were reinvested to purchase 49 shares of Common Stock. The Company undertakes to prepare Section 16(a) reports on behalf of its Directors and officers, and did not receive the trading information concerning dividend reinvestments from Mr. Zimpleman's broker.

ANNUAL REPORT ON FORM 10-K

        Shareholders may obtain without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2006, by calling 800-986-3343, select option 4 twice; by downloading the report from the Investor Relations section of the Company's Internet site at www.principal.com; or by writing to the Company's Investor Relations Department, Principal Financial Group, Des Moines, Iowa, 50392-0420, Attention: Lorna Wieskamp.

[PRINCIPAL FINANCIAL GROUP LOGO]	2007 Annual Meeting Admission Ticket You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 22, 2007.
Vote by Internet
	•	Log on to the Internet and go to www.investorvote.com
	•	Follow the steps outlined on the secured website.
Vote by telephone
	•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
	•	Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors			B Proposal
1. The Board of Directors recommends a vote FOR the listed nominees.			The Board of Directors recommends a vote FOR the following proposal.
01—Michael T. Dan	For ☐	Withhold ☐	2. Ratification of Independent Auditors	For ☐	Against ☐	Abstain ☐
02—C. Daniel Gelatt	For ☐	Withhold ☐
03—Sandra L. Helton	For ☐	Withhold ☐
04—Larry D. Zimpleman	For ☐	Withhold ☐

B    Non-Voting Items

Change of Address—Please print your new address below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box

2007 Annual Meeting Admission Ticket	[MAP]
2007 Annual Meeting of Principal Financial Group, Inc. Shareholders
Tuesday, May 22, 2007, 9:00 a.m. Local Time Auditorium 711 High Street, Des Moines, Iowa
Upon arrival, please present this admission ticket and photo identification at the registration desk.
You do not need to attend the Annual Meeting to vote.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

 [PRINCIPAL FINANCIAL GROUP LOGO]

Proxy—Principal Financial Group, Inc.

This proxy is solicited on behalf of the Board of Directors of Principal Financial Group, Inc. for the annual meeting of shareholders to be held at 9:00 a.m. local time, May 22, 2007, in the auditorium at the corporate headquarters.

The shareholder signator(s) on this form hereby appoints Michael H. Gersie, Joyce N. Hoffman and Karen E. Shaff, and each of them, proxies with full power of substitution, to vote all shares of Principal Financial Group, Inc. common stock held in the name of the shareholder(s) at the 2007 annual meeting of shareholders and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement, subject to any directions indicated on the reverse side. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the meeting.
 This proxy will be voted as directed, or if no direction is indicated, will be voted in accordance with the Board of Directors recommendations.

SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE.

Call us at 800-986-EDGE (3343), or visit us at www.principal.com, your source for information about our products and services.

[PRINCIPAL FINANCIAL GROUP LOGO]	You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 18, 2007.
Vote by Internet
	•	Log on to the Internet and go to www.investorvote.com
	•	Follow the steps outlined on the secured website.
Vote by telephone
	•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
	•	Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Voting Instruction Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors			B Proposal
1. The Board of Directors recommends a vote FOR the listed nominees.			The Board of Directors recommends a vote FOR the following proposal.
01—Michael T. Dan	For ☐	Withhold ☐	2. Ratification of Independent Auditors	For ☐	Against ☐	Abstain ☐
02—C. Daniel Gelatt	For ☐	Withhold ☐
03—Sandra L. Helton	For ☐	Withhold ☐
04—Larry D. Zimpleman	For ☐	Withhold ☐

C    Change of Address

Change of Address—Please print your new address below.

D    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

 [PRINCIPAL FINANCIAL GROUP LOGO]

Voting Instruction Card—Principal Financial Group, Inc.

By signing this voting instruction card, you hereby authorize Bankers Trust Company, NA of Des Moines, Iowa, the Trustee for The Principal Select Savings Plan for Employees and The Principal Select Savings Plan for Individual Field ("401(k)"), as holder of plan assets invested in Principal Financial Group, Inc. common stock to vote in person or by proxy, all shares credited to your account as of March 27, 2007, the record date, at the 2007 annual meeting of shareholders to be held on May 22, 2007 or at any adjournment or postponement thereof.

Indicate how the underlying Principal Financial Group, Inc. shares allocated to your plan account are to be voted by the trustee by marking the boxes on the reverse side. If you sign the voting instruction card but give no directions, the trustee will vote your shares for the election of all listed nominees and in accordance with the Board of Directors recommendations on the matters listed on the reverse side. If you do not complete the voting instruction card, the trustee will vote your shares as the trustee determines in its discretion.

SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE.

Call us at 800-986-EDGE (3343), or visit us at www.principal.com, your source for information about our products and services.

[PRINCIPAL FINANCIAL GROUP LOGO]	You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 18, 2007.
Vote by Internet
	•	Log on to the Internet and go to www.investorvote.com
	•	Follow the steps outlined on the secured website.
Vote by telephone
	•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
	•	Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Voting Instruction Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors			B Proposal
1. The Board of Directors recommends a vote FOR the listed nominees.			The Board of Directors recommends a vote FOR the following proposal.
01—Michael T. Dan	For ☐	Withhold ☐	2. Ratification of Independent Auditors	For ☐	Against ☐	Abstain ☐
02—C. Daniel Gelatt	For ☐	Withhold ☐
03—Sandra L. Helton	For ☐	Withhold ☐
04—Larry D. Zimpleman	For ☐	Withhold ☐

C    Change of Address

Change of Address—Please print your new address below.

D    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

 [PRINCIPAL FINANCIAL GROUP LOGO]

Voting Instruction Card—Principal Financial Group, Inc.

By signing this voting instruction card, you hereby authorize Northern Trust Investments, Inc., Portfolio Manager of The Principal Financial Group, Inc. Stock Separate Account, to vote as agent for Principal Life Insurance Company, in person or by proxy, all shares attributable to units credited to your plan account as of March 27, 2007, the record date, at the 2007 annual meeting of shareholders to be held on May 22, 2007 or at any adjournment or postponement thereof.

Indicate how your interests are to be voted by the Portfolio Manager by marking the boxes on the reverse side. If you sign the voting instruction card but give no directions, Northern Trust will vote your interests in accordance with the Board of Directors recommendations. If you do not complete the voting instruction card, Northern Trust will vote your interests in the same proportion as the shares held in the Separate Account as to which Northern Trust has received voting instructions.

SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE.

Call us at 800-986-EDGE (3343), or visit us at www.principal.com, your source for information about our products and services.

QuickLinks

TABLE OF CONTENTS
PROPOSAL ONE — ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
Committee Membership
AUDIT COMMITTEE REPORT
DIRECTORS' COMPENSATION
Director Fees
Fees Earned by Directors in 2006
COMPENSATION DISCUSSION AND ANALYSIS
Human Resources Committee Report
Summary Compensation Table
Grants of Plan-Based Awards for Fiscal Year End December 31, 2006
Outstanding Equity Awards At Fiscal Year-End December 31, 2006
Option Exercises and Stock Vesting
Pension Benefits Table
Retirement Plan Information
PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS